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

   Tuesday May 29, 7:01 am Eastern Time

   Press Release

   FOR IMMEDIATE RELEASE

   Not for release, publication or distribution into Australia, Canada or Japan.

                    SEQUENOM AND GEMINI GENOMICS TO MERGE;

   Formation of Fully Integrated Genomics and Biotherapeutics Business Units

SAN DIEGO and CAMBRIDGE, United Kingdom, May 29, 2001 -- SEQUENOM, Inc. of San Diego, CA (Nasdaq: SQNM) and Gemini Genomics PLC of Cambridge, UK (Nasdaq: GMNI) announced today that they have agreed to merge their businesses in a stock-for-stock exchange. The merger will significantly expand SEQUENOM's ability to perform disease gene association and genetic marker validation studies. SEQUENOM believes this will provide a pipeline of validated genes for downstream development of diagnostic and therapeutic products.

Under the terms of the agreement, which is expected to close in the third calendar quarter of 2001, holders of Gemini Genomics ordinary shares will receive 0.2000 of a share of newly issued SEQUENOM common stock in exchange for each ordinary share of Gemini Genomics. Holders of Gemini Genomics American Depository Shares (ADSs) will receive 0.4000 of a share of newly issued SEQUENOM common stock in exchange for each Gemini Genomics ADS.

As a result of this transaction, SEQUENOM expects to issue approximately 12.9 million shares and assume all outstanding options and warrants. The transaction will be accounted for using the purchase method of accounting. The transaction is subject to approval by both Gemini Genomics and SEQUENOM shareholders. The transaction is also subject to the approval of the High Court of Justice in England and Wales and the satisfaction or waiver of various other customary conditions.

"This merger unites SEQUENOM's leading genotyping platform, MassARRAY(TM), and Gemini's vast collection of diverse populations and clinical data under one corporate roof. We believe this will significantly expand our high value genomics service and product offering. By consolidating both companies' disease gene discovery programs, SEQUENOM will have the critical mass and resources to extract greater value from our disease gene discoveries," said Toni Schuh, Ph.D., SEQUENOM's Chief Executive Officer. "SEQUENOM will now possess the MassARRAY technology for large-scale genetic analysis, a portfolio of over 90 candidate disease genes, 1.3 million SNP assays, 20 million clinical data points in twin, family, patient and isolated (founder) populations, and a healthy cash position to support its biotherapeutics development program.

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

"The companies have an existing collaboration, which in fewer than six months identified two novel cardiovascular disease genes using SEQUENOM's MassARRAY technology platform and Gemini's clinical resources. It is clear that the combined technological capabilities, clinical data and scientific expertise will give the company the ability to offer an enhanced suite of products and resources," added Dr. Schuh.

"This merger is a marriage of genetic analysis technology and clinical genomics to establish what we believe will be a gene and drug target discovery powerhouse. Both parties see the benefits that will come from uniting forces and resources to accelerate disease gene discovery in some of the largest disease market areas. This combination provides the opportunity to accelerate the identification of disease-associated genes, and then to advance those into drug and diagnostic products where appropriate," says Paul Kelly, MD, Gemini's President and CEO, who will assume the role of leading the newly formed SEQUENOM Biotherapeutics division. "Along with its extensive clinical population data resources, Gemini brings an attractive intellectual property estate and proprietary technology generated in the area of clinical genomics, statistical genetics and bioinformatics.

"With the recent release of information about the human genome into the public domain, it is clearer than ever that the race to diagnostic and disease gene-based drug target discovery and commercialization is time-limited. This merger will enable our combined organization to move more rapidly in the ongoing endeavor of identifying the medical relevance of genomic data," added Dr. Kelly.

The Business

A Board of eight Directors will govern the combined company. Helmut Schuhsler will remain Chairman, and Michael Fitzgerald, the Chairman of Gemini Genomics, together with another Gemini Genomics nominee, will join the existing board of SEQUENOM. Dr. Paul Kelly, CEO of Gemini Genomics, will be appointed Executive Vice President and lead SEQUENOM's Biotherapeutics division.

The SEQUENOM Genomics division will focus responsibility on MassARRAY systems and consumables sales, genetic marker validation services and disease gene association programs. The SEQUENOM Biotherapeutics division will apply technologies to transition candidate disease genes into drugs and diagnostics, leveraging the value of the Company's disease gene discoveries. SEQUENOM's corporate headquarters will remain in San Diego.

The combined company will hold a disease gene patent portfolio of 11 issued patents with 89 pending and a technology patent portfolio of 59 issued or allowed patents with 96 pending.

SEQUENOM was advised by Robertson Stephens Inc. in the transaction, and Gemini Genomics was advised by Lipe and Co. and Seymour Pierce Limited.

About SEQUENOM

SEQUENOM is a leader in the worldwide effort to identify genes and genetic variations with significant impact on human health. Using its innovative technologies, information and

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

scientific strategy, the Company is translating data generated from the Human Genome Project into medically important applications. Breaking through the limitations of traditional genomic research, SEQUENOM's MassARRAY product line, SNP assay portfolio and disease gene discovery program are generating results that position SEQUENOM and its partners to lead the race in developing genetics-based diagnostic and therapeutic products.

About Gemini Genomics

Gemini Genomics is a clinical genomics company focused on the discovery and commercialization of novel gene-based drug discovery targets. Because it is clear that a comprehensive understanding of disease depends on the integration of genetics, proteomics, environmental factors, and clinical and medical information from human volunteers, Gemini Genomics' approach has been to collect and analyze that information from a wide range of human population groups, including twins, disease-affected families, isolated (founder) populations and drug trial subjects. By investing in leading edge bioinformatics, molecular and computational biology and other technologies, Gemini Genomics has been able to effectively apply these resources to the acceleration of disease gene identification, target discovery and drug development.

Conference Call and Webcast

SEQUENOM and Gemini Genomics will host a conference call today at 10:30 am Eastern Time to discuss the transaction. The call-in numbers are as follows:
U.S.: 888-840-6217, International: 212-346-7490. The call is also available live and archived for approximately two weeks on the Internet at http://www.videonewswire.com/sequenom/052901/ and on the companies' websites at www.sequenom.com and www.gemini-genomics.com. A telephone replay will be available for three days at 800-633-8284 or 858-812-6440, reservation number 18981808.

SEQUENOM Contacts:
Abigail Devine, Investor Relations 858-202-9032, adevine@sequenom.com; or Renee Connolly of Noonan/Russo Communications, 212-696-4455, ext. 227, r.connolly@noonanrusso.com or Julia Phillips of Noonan/Russo Ltd., +44-20-7726-4452, julia.phillips@noonanrusso.co.uk.

Gemini Genomics Contacts:
MC Sullivan, Corporate Communications, 617-527-4198,mc.sullivan@gemini-genomics.com, or Tammy Bishop, Investor Relations, 617-527-4198, tammy.bishop@gemini-genomics.com, both of Gemini Genomics; or Mary Clark of Thomson Financial/Carson Ltd., +44-20-7422-5163, mary.clark@tfeurope.com, or Joni Lyn Sewell of Thomson Financial/Carson, 212-510-9347, joni.sewell@thomsonir.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to expansion of SEQUENOM's ability to perform certain studies, provision of a pipeline of validated genes, the development of products, the expansion of SEQUENOM's service and product offerings, existence of the critical mass and resources to extract greater value from gene discoveries, the effect of the combination of technological capabilities, clinical data and scientific expertise on the combined company's product offerings and resources, the establishment of a gene and drug target discovery powerhouse, the benefits

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

that will result from the union of Gemini Genomics and SEQUENOM's forces and resources, the acceleration of discoveries in disease areas, the opportunity to accelerate the identification of disease-associated genes and their advancement into products, the time limitations on gene-based target discovery and commercialization, and the ability of the combined organization to move more rapidly in the identification of medical relevance of genomic data are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties inherent in undertaking and completing a business combination and successfully integrating the combining companies, the risks and uncertainties inherent in drug discovery, development and commercialization efforts, the risks and uncertainties associated with Gemini Genomics and SEQUENOM's various collaborations with pharmaceutical companies and medical research institutions, the risks and uncertainties associated with Gemini Genomics and SEQUENOM's technologies and approaches to drug discovery, development and commercialization and those of their collaborative partners and competitors, the risks and uncertainties associated with intellectual property, including patents and trade secrets, and other risks detailed from time to time in Gemini Genomics and SEQUENOM's SEC reports, including SEQUENOM's Annual Report on Form 10-K for the year ended December 31, 2000 and most recent Quarterly Report on Form 10-Q and Gemini Genomics' Annual Report on Form 20-F for the year ended March 31, 2001. These forward-looking statements speak only as of the date hereof. Gemini Genomics and SEQUENOM disclaim any intent or obligation to update these forward-looking statements.

Furthermore, investors and security holders of SEQUENOM are urged to read the Proxy Statement regarding the proposed merger when it becomes available. It will contain important information about the transaction. Investors and securities holders may obtain a free copy of the Proxy Statement when it is available and other documents filed with the Securities and Exchange Commission at the web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from SEQUENOM.

SEQUENOM and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of SEQUENOM with respect to the transactions contemplated by the transaction agreement. Information regarding such officers and directors is included in SEQUENOM's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2001. This document is also available free of charge at the SEC web site, www.sec.gov, and from SEQUENOM.


                                      ###

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

                    Sequenom/Gemini Conference Call Script

                                    SPEAKERS
              Toni Schuh, Ph.D., Chief Financial Officer, Sequenom
               Paul Kelly, Ph.D., Chief Executive Officer, Gemini
               Steve Zaniboni, Chief Executive Officer, Sequenom

OPERATOR:   Introduction

Steve: First I'd like to thank everyone for joining us today as we announce the merger of Sequenom and Gemini. This is Steve Zaniboni, Chief Financial Officer of Sequenom. Joining me on the conference call today are:

            -  Paul Kelly, President and CEO of Gemini Genomics (say Good
               Morning)
            -  Toni Schuh, President and CEO of Sequenom (say Good Morning)

            Before we get started, we must remind you that information discussed on this conference call will include forward looking statements which are subject to the risks and uncertainties discussed in detail in our reports filed with the Securities and Exchange Commission.

            Furthermore, investors and security holders of Sequenom are urged to read the Proxy Statement regarding the proposed merger when it becomes available. It will contain important information about the transaction. Investors and securities holders may obtain a free copy of the Proxy Statement when it is available and other documents filed with the Commission at the web site at sec.gov. The Proxy Statement and these other documents may also be obtained for free from Sequenom.

            Sequenom and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Sequenom with respect to the transactions contemplated by the transaction agreement. Information regarding such officers and directors is included in Sequenom's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the SEC on April 25, 2001. This document is also available free of charge at the SEC web site, sec.gov, and from Sequenom.

            You can listen to this conference call and view a Powerpoint presentation on the Sequenom web site at sequenom.com or on the Gemini site at gemini-genomics.com. In addition, a replay of the conference call will be available via telephone for three days and via the Internet for approximately two weeks.

            Now, I'll begin today's conference by reviewing the terms of the transaction. I then will turn the call over to Paul Kelly and Toni Schuh who will discuss the rationale for this transaction and the exciting opportunities this presents for the combined company to accelerate drug target discovery.

            We will then open the call to questions and answers. Because this transaction must uphold restrictions by UK law, we will be limited on some of the answers we can provide.

            As mentioned in today's press release, Sequenom and Gemini have announced the proposed transaction as a merger of the two companies. The combined entity will retain the name Sequenom and will be listed on NASDAQ under Sequenom's existing ticker symbol SQNM.

            Sequenom and Gemini will combine in a stock-for-stock transaction, which values the equity of Gemini at approximately $238 million on a diluted basis as of close of business Friday, May 25, 2001. The transaction will be accounted for as a purchase under US Generally Accepted Accounting Principles.

            Under the terms of the transaction, which is expected to close in the third calendar quarter of 2001, holders of Gemini ordinary shares will receive 0.2 shares of newly issued Sequenom common stock in exchange for each ordinary share of Gemini. Holders of Gemini American Depository Shares, or ADSs, will receive 0.4 shares of newly issued Sequenom common stock in exchange for each Gemini ADS.

            Based on Sequenom's stock price at the close of business on Friday, May 25, 2001 of $17.68, the transaction values each Gemini ADS at approximately $7.07. At $7.07 per ADS of Gemini, the transaction represents a 26.25% premium to the closing price of $5.60 per ADS on Friday, May 25, 2001.

            As a result of the transaction, Sequenom expects to issue approximately 12.9 million shares and 1.5 million options related to outstanding options and warrants of Gemini. Following the completion of this transaction, it is anticipated that former holders of Gemini will own approximately 35% of the combined company on a fully diluted basis.

            At this time, the Boards of Directors of both Sequenom and Gemini have unanimously approved the terms of the agreement. The transaction is still subject to the approval of both the Sequenom and Gemini shareholders and the High Court of Justice in England and Wales.

            A Board of eight directors will govern the company. Helmut Schuhsler will remain Chairman. Gemini's Chairman Michael Fitzgerald and another Gemini nominee will join the Sequenom's Board as of the closing.

            As of March 31, 2001, the two companies held a combined cash position of approximately $208 million.

            At this time it is my pleasure to turn the call over to Paul Kelly of Gemini. Paul Kelly....

Paul:       Thank you Steve. It is a pleasure to join you today.

            Our announcement today represents tremendous opportunity for both companies. This merger is a marriage of gene analysis technology and clinical genomics to establish what we believe will be a gene and drug target discovery powerhouse. The combination provides a compelling opportunity to dramatically accelerate the identification of disease-associated genes, and then to advance those into drug and diagnostic products.

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

            This deal allows for the immediate convergence of our strength in clinical genomics with Sequenom's technological strength in gene identification, and both company's strengths in population genetics. To outline the synergies for you:

            - Convergence of clinical and technological leadership to capture the medically most important genes

            - Acceleration of target discovery for major human diseases, meaning those genes with broad population impact

            - Leadership in filtering through the genome to identify the genes with the greatest impact on human health and, at the next stage, internally develop or externally license targets for diagnostics and therapeutics

            At this time, I'd like to focus on the strengths of Gemini and how this transaction fulfills Gemini's strategic objectives.

            Gemini has been in the business of gene identification, especially focusing on disease-associated genes and those that would serve as most appropriate drug and diagnostics targets. With the recent release of information about the human genome into the public domain, it is clearer than ever that we are involved in a race to isolate and then commercialize those targets with the broadest impact on human health and disease. This merger with Sequenom supplies the complementary technology resources that will allow us to more efficiently and more rapidly mine the wealth of clinical information from Gemini's volunteer populations.

            By merging with Sequenom, rather than buying or leasing their technology, we execute on a synergistic opportunity that eliminates ramp-up time, lessens staff learning curve and minimizes cash outlay for hardware.

Toni:       Paul, Steve, thank you.

            Paul has provided an excellent summary of the compelling reasons that have led to the merger of Gemini and Sequenom. I believe you will agree with us that this is an extraordinarily attractive move, given the broad synergies of commercial potential, technologies, strategies, resources and -- last but not least -- people.

            What will the combined company, the new Sequenom, look like?

            How are we positioned? How do we want to run this business?

            Sequenom as you know holds with the MassARRAY product line the world's leading large-scale genetic marker analysis and genotyping technology commercially available. In combination with a proven population genetics strategy, which is up and running today, the company has embarked on a program to identify an estimated 400 diseases genes with significant impact on human health in significant portions of the overall population by mid 2002.

            To give you an idea of the quality of our findings: Our data indicate that not more than 1% of the 40,000 or so genes in the human Genome affect the health of many

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

            people; "many" meaning between 1% and 10% of the total population, i.e., in the US alone, that would be anywhere between 2.5 and 25 million affected individuals.

            Given the population genetics approach we apply, our candidate genes require further downstream validation with regard to the specific diseases they play a role in. The merger with Gemini will now largely enhance our ability to characterize the association of candidate genes to specific diseases. The aggressive genotyping programs of both companies will be consolidated into one program, which we will execute using our industrial genotyping capacities in our San Diego headquarters - probably the largest in the industry.

            From this perspective, the company will execute on a business model, which focuses on

            (a) The immediate value: genes and genetic markers that are associated with major diseases and affect many people, and

            (b) The downstream value of this enormously valuable information through the development of diagnostic and therapeutic products. As a consequence, the company will be organized in two distinct operational divisions, SEQUENOM Genomics and SEQUENOM Biotherapeutics.

            Within SEQUENOM's Genomics division, the value proposition of products offered increases from

            (a) MassARRAY systems and consumables sales to

            (b) Large disease gene and disease marker association and validation studies services to

            (c) Intellectual Property covering the medical utility of a gene and a genetic marker in humans (as opposed to Intellectual Property covering the biological function of a gene in a model, as provided by conventional functional genomic approaches)

            While the value driver is always the same - to obtain information and intellectual property on the medical utility of genes -- the nature of the product range is diverse and addresses the specific needs of different market segments: While academia, government funded research institutions and companies within the genomic avant-garde prefer to acquire technology for in-house use, larger biotechnology companies and pharmaceutical companies prefer access to technology, test populations, medical datasets combined with a proven execution strategy through service agreements. Or - if available - they prefer a direct license to the gene or multiple genes of their specific interest.

            The Sequenom Biotherapeutics division will apply conventional and state-of-the-art technologies to go from a gene to a drug. Steps required include

            -  target identification

            -  functional target validation in a biological system/model

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

            - lead identification and lead optimization

            - pharmacological characterization

            - drug formulation for appropriate pharmaceutical quality and

            - clinical validation for safety and efficacy.

            Given the significant effort required to exploit a pool of up to 400 candidate disease genes with significant health impact, the company will continue to implement an aggressive partnering approach for a considerable portion of the candidate genes identified.

            It is important to understand that a wide range of very powerful technologies and strategies are available for each of the steps, and that genomic drug development is -- in theory -- fairly straight forward. The challenge is that it is not feasible to apply these downstream technologies on all 40,000 genes in the human Genome.

            There is functional scientific evidence for more than 100 genes and their involvement in impaired hearing alone. The mouse genomics community estimates that there are 50 or so genes involved in obesity. And probably all 40,000 genes in the human Genome have a scientifically interesting biological function. However, the real impact on human health is - given the nature of such discoveries - largely unknown.

            The question is: Which are the 2 genes that represent the most common denominator for impaired hearing in humans, which is the obesity causing gene with a truly functional genetic marker affecting 1 out of 10 people. We can identify and validate this gene. And we are well on our way to identify the 400 genes that make many people sick.

            So far, the genomics and pharmaceutical industry has tried to tackle this challenge by applying high throughput technologies in the discovery and development phase of new drugs. It is probably largely accepted by now that these strategies, while valuable, have not met the high hopes for efficiency increases in drug development. The number of targets increases dramatically, the size of projects, and the number of data points to be managed grow astronomically, but the output of drugs with a potential to help and to sell to millions of people is small.

            Our proposition is:

            Put a validation step at the beginning of the process which is similar to the validation step at the end of the process: A drug has to show safety and efficacy in people to obtain FDA approval, which is done by providing data from clinical studies that demonstrate the desired medical or therapeutic effect with high statistical significance. Consequently, you vastly enhance your chances of success, and you vastly enhance your chances to invest in a future drug with a high market potential, if you determine the real impact of your disease gene and the genetic markers therein in human populations upfront. Population genetics and industrial genotyping allow you to do that.

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

            As a result, you can apply very focused downstream technologies efficiently - we can afford to purchase 400 knock-out organisms, but not 40,000; we can develop 400 animal models, but not 40,000. At this scale, you can apply close attention to the quality and technical/scientific rationale applied for each project. For example, you can apply intelligent, sophisticated moderate throughput medicinal chemistry, with a focus on compounds with highly specific three-dimensional structures, rather than brute force library screening of random compounds.

            This is the fundamental strategic advantage on which we are footing our biotherapeutics division. And this is what made Gemini and Sequenom combine and what we will have to offer to our customers and partners.


                                      ###

                             Questions and Answers

[Unintelligible] with Robertson Stephens, please proceed with your question.

     Question: Great thanks and congratulations on the acquisition. In addition to the population genetics expertise that Gemini is bringing along with it, what do you see as the value for Gemini in terms of coming to SEQUENOM to actually build this platform that much larger?

     Answer: I can answer that question. Gemini had a very successful collaboration with SEQUENOM now since March of last year and when we used SEQUENOM's technology on a collaboration agreement, we were able to identify a number of very exciting new cardiovascular disease gene discoveries in record breaking time, around four to six months, and it makes both parties really sit up and say if this is what is possible under a collaborative scenario, let's look at other scenarios where we can really accelerate and ramp our discovery substantially and capture maybe more of the value of that. And, perhaps, we were going through another strategic discussions internally about really doing what Tony had described, that is, identifying the most medically relevant gene discoveries for common human diseases and also at the same time any parallel building capabilities to convert those discoveries where relevant to therapeutic and diagnostic targets. SEQUENOM had a similar vision or a similar plan, and it was really those synergies of vision within management on both sides which makes this a very compelling business combination.

     Thank you very much.

Eric Schmidt with S.G. Cowan, please proceed with your question.

     Question: Good morning. Question for Tony. Tony given that the companies did have this collaboration for the better part of the year and that you already had access to most of the information within Gemini's clinical genonics databases, why did you feel the need to go ahead and buy the whole cow?

     Answer: I want to be very honest to you. You know there is that phenomenon of sellers and buyers remorse and sometimes when you enter with somebody in a collaboration that is very successful, you look at that success and say oh God then we have to share that 50/50 and then you have the suggestion for merger lying on the table. And that, I think, is the process of thought that we both went through so both companies realized that they have incredible valuable position lying on the table and that if they should share that 50/50 with each other, well that would be so painful, that it would make much more sense then to put the shocks together.

     Question: Eric, it's Paul Kelly here, just to clarify, none of the Gemini's promotional partners have access to all of Gemini's proprietary clinical data or DNA samples. It's all very partly controlled. And what we saw in our collaboration with SEQUENOM was the great opportunity for discovery and their wish to broaden that so that we could, in fact, do this across the board on all our clinical samples. Clearly, on both parts, it was well easily to give up 50% of the value of that and what sort of collaborative scenario can we construct so that it is mutually beneficial and this combination of the businesses again was overwhelmingly compelling.

                                      1.

     Answer: It's essential that there is another component on the simple executional side. If we would just run this as separate companies then SEQUENOM would have embarked on very substantial genotyping projects on the populations that are acceptable to SEQUENOM and Gemini would have embarked on the same exercise on the population that are acceptable to them and these two populations would not have been the same. And now we are consolidating this effort and some that we will generate some major efficiency gains.

     Question: An then there is another follow-up question. Paul, I know you had a variety of 50/50-type development collaborations on your own at Gemini. Are you going to try to wrap those up in order to keep the majority of goods going forward or how will those be handled?

     Answer: Our current intention is to continue with our existing collaboration.

     Okay, thanks.

Charles Duncan with Prudential Securities, please proceed with your question.

     Question: Yes, good morning gentlemen and again, congratulations on what appears to be a pretty interesting merger in space. Can you give us some insight, Paul, as to the therapeutic areas that you believe your populations are particularly strong in terms of representing certain disease states?

     Answer: Sure Charles. From inception, Gemini has focused particularly on the very high market potential areas of the chronic, sorry the common chronic diseases of aging; diabetes, osteoporosis, cardiovascular disease and assorted psychiatric disorders, anxiety, depression, very high market potential therapeutic areas. And these are the areas that we have been making successes on internally ourselves and have been the subject of news of the company, particularly in the last four months and these are the areas where you will see major scientific milestones being achieved in the near term.

     Question: And then Tony can you provide a little bit of color on your approach to doing a genetic variation analysis and how you think that it can really enable the mining of those populations.

     Yes, thanks Charles for that that question that also will then explain again why that move will make so much sense. What we have today with the MassARRAY platform is probably the only technology platform that allows you to execute full genoscreens in a reasonable time and at reasonable budgets. And when we talk about full genoscreens, we mean really looking at multiple SNP markers for every gene in the human genome coding regions and regulator regions in large numbers of people, in thousands to ten thousands of people. That's what we can do today. We have the technology platform for that, we have the SNP assay portfolios for that and Gemini has the phenotypes and the clinical data that for that and this together creates an enormously powerful proposition.

     But Tony you really focus on the coding and regulatory regions of the genes, right?

     Right. We focus on that because we believe if the human genome project is complete and allows you to locate every gene, why would you then choose markers that are not associated

                                      2.

to a gene? Why would you go for markers that are more difficult to understand when you find an association? You go for the intelligible stuff first. So that's what we do.

     Charles I might add here [unintelligible] this is Paul Kelly here -- that Gemini's been working now for a number of years internally on our own internal programs which have been of a whole genome and a candidate gene nature and we have a very large number of candidate regions of the genome [unintelligible] that will really provide the combined organization with key landmarks as to where to go hunting for the genes to be sorted. And also we have a lot of internal bioinformatic and analytical know-how that will fast accelerate on ability to hone in on the most relevant gene.

     But I think it's fair to say, but then, and I think its fair to say that we share the preference for gene-based markets. Markets that are coding regions or in regulating regions. That is why we have a common line of thinking.

     So this synergy is clearly a driven merger?

     I would say it's synergy driven on multiple levels. Technology is a highly synergistic. The strategies of the company is a highly synergistic and complementary. The execution models of both companies offer significant efficiency. And I mean, one shouldn't forget that we have learned over the last 12 months we simply have fun working together. We like each other. That's also important.

     Thanks for the color.

Arnold Byrons with TRW, please proceed with your question.

     Question: Thanks. I'm wondering if you could comment briefly on how the combination of SEQUENOM with Gemini might change, if at all, the selling and marketing strategy for SEQUENOM's MassARRAY. Obviously, there are big benefits in terms of being able to pool to do full genome screens. Would you try to keep that more as a proprietary technology and strengthen the advantages of combining the two companies. And then a follow on question: obviously, one of the advantages combining the balance sheets and taking cash above 200 million. Can you comment on expected burn rates and breakeven levels with respect to the pro forma balance sheet.

     Let me address the first question. First, we have been always very sensitive towards commercializing on the MassARRAY system while not selling or enabling performance criteria or performance parameters of that system at too low a price. And the commercial reality for us today is that we sell the MassARRAY systems as a high through put genotyping platform to customers. The standard MassARRAY license does not come with an assay design license and does not come with a pooling license. The commercial success of MassARRAY in the market today is based on the competitiveness of the system in the application of individual large scale genotyping. We have very selected relationships where we make assay designs software and we make a pooling license available to the partner and that, as a rule, provides us with an inroad to the intellectual property generated by that partner. And in that we have been as cautious about selling off our enabling component as Paul has been cautious about selling exclusive access to anybody to large portions of his patient population and clinical dataset. So we have to make sure

                                      3.

that we control the downstream value of the enabling component of our technology to a large extent, but having said that, we have a strong commitment to the MassARRAY systems and genomic services business. We feel that driving the company such that we are competitive in that field will benefit directly our revenue line and it also will benefit the organization internally. You got to have a sense for competitive [unintelligible]. You want to be at the forefront of technology and you are no longer at the forefront of the technology development, if you don't go for the competition in the market and we want to go for that because we feel we have really something to offer.

     The second part of the question is a little bit more difficult to answer. At this stage, we have not prepared detailed numbers that address the financial impact of consolidating both companies. The observation that the cash position of the combined entities is a healthy one, is definitely right and we like that and that is a further indication of the fact that this is a merger of strong entities and not a merger where one entity made a move that was driven by weakness. And what that merger means apart from that for our balance sheets, I think we'll have to work harder over the next few weeks to come up with the right numbers on that.

Very good.  Thank you.

     Question: Thank you. Question for Paul. Paul, [unintelligible] deal conditions with your other partners changed with this takeover or the change of control.

     No not materially. With this change of control, there is still the opportunity obviously for us to continue without collaborations and that's our current intention.

     Okay, thank you.

     Thanks.

Don McNeil with [unintelligible], please proceed with your question.

     Question: Yes, actually most of my questions have been answered, but I had a question about efficiency, is that going to result in job lay-offs or anything, but what happens with the facility in Cambridge? That's going to stay the same or --?

     Thank you. Look obviously in the next few weeks, management on both sides will review it. We're doing a lot of work working out how we integrate these businesses. There are efficiencies to be gained. We're in a growth sense, this is a growth story. This is not a deal driven by cost cutting, but it's certainly a deal driven by synergy and we will be notifying the market in due course about how this is going to pan out in terms of the operations of both organizations.

Elen Ludman with Robertson Stephens, please proceed with your question.

     Question: Hi folks, how are you, it's Elen? My question is what other resources might you require either in the near term or in the coming couple years to execute on your diagnostic development molecular diagnostics is business strategy?

                                      4.

     Answer: I'm happy to talk to that initially Tony. Clearly this is the stage one where we're really accelerating and ramping substantially the gene discovery efforts and you're quite right in correlating that the next challenge is converting those efficiently into particularly drug targets. Gemini has focused its efforts particularly since our IPO in July of last year in building some of those capabilities. We've made key hires in that area with specific expertise in drug targeting, in metabolic diseases, we're expanding on that activity already and that will be a focus of us going forward. There are additional technologies that we will need going forward to execute on that and again, our plan for how we will do that will be the subject of further conversation. So there's not much to add to what Paul said. It's clear that we have to be alert, looking at what else we need to go further downstream for diagnostic and therapeutics. Right now we are pretty busy with [unintelligible]. Obviously we have a clear priority now to execute on this arrangements here and to do the integration work and get that all right and then we'll take the next front.

     [Unintelligible] we clearly within Gemini have been building the expertise to execute on that and now it's just a question of again scale, and we will be charged with basically executing on building that biotherapeutic division which we find an immensely exciting opportunity.

     Question: And then regarding collaborations such as the one you have with Whitehead, will you be providing additional services that Gemini was able to offer to Whitehead and if so, will that be sort of an add on to the collaboration you have now and Whitehead was just an example, but, or would it be sort of [unintellible] integrated into your services for them?

     Answer: That's one of the very attractive propositions of this merger that whatever collaboration SEQUENOM might have so far and whatever collaboration Gemini might have so far, the other partner vice versa provides an additional attractive component that might be very attractive to the partners we have. And of course, access to populations that Gemini have available might be interesting to the Whitehead, also SNP assays that the Whitehead is developing and that we have access to might be very interesting for us to use the more [unintelligible] populations and so on and so on and so that's a major cross-fertilization to be expected.

     I think I might just add that Tony is absolutely right and the clear focus is building proprietary information and discovery that will grow the revenues of the merged company in diagnostic therapeutic and other areas and that will mean retaining control of our IP and retaining control of discovery.

     Thank you.

David Vyler with [unintelligible] Associates, please proceed with your question.

     Question: Good morning gentlemen. My question is regarding your interest to develop your own drug in the future. If you're interested to have assistance to large amounts of biotech proteins [unintelligible] chemistry?

     Answer: With the number of technologies that will be important to us going forward and executing on the drug development and drug target discovery and elevation in the first instance. A number of those technologies now are available to a variety of alliances and

                                      5.

obviously I'm charged with heading up this broad therapeutics division. Coming with that will be the opportunity to explore a number of different opportunities. Gemini has already formed a relationship with Genmet Mederex with respect to antibody development and [unintelligible] with respect to target discovery and validation technology with one of our partners Curagen and we'll be exploring other sorts of technologies going forward, but I can't give you further details at this particular stage.

     But it still might be a good opportunity to stress that advantage that we will have again that while companies that use conventional high through put approaches to identify and characterize targets will have to apply whatever the downstream technology is. Only on the very large number of project, we will have because we are able to validate our targets initially in human populations and not in model organisms, have a very compressed number of candidates, and will therefore be intellectually and financially in the position to apply this sophisticated stuff on what we are working on. It will be the sophisticated, the high end medical chemistry and so on and not the [unintelligible] force high through put stuff.

Charles Duncan with Prudential Securities, please proceed with your question.

     Question: Hey Charles, Tony, quick follow up. I know that you're not going to provide much guidance right now with regards to the model and what it looks for, for the combined entities, but could you give us some insight as to the news flow that we can expect that says that the integration is going seamlessly such as identification of targets or the formation of corporate collaborations over the course of the next 12 months?

     Answer: Yeah, it's as you said, we really have not finally prepared the scenario that we want to communicate to the public. There are some obvious goals that given everything we have said that by applying common sense, you could extract by yourself assuming what we have to commit, but I really think particularly given the fact that we also have to comply with UK disclosure law which seems to be, in certain regards, stricter than what we see in the US. I'd like to stay away from being more specific on that right now.

     But we will be providing -- we will do that in due course.

     Yes, we will do that.

     Closing Remarks: Okay, we'd like to thank everyone for participating today. We will be available here at SEQUENOM's corporate headquarters for any follow up questions that anyone may have for us. Thank you.

                                      6.

Slide #1:

Convergence of clinical and technological leadership to accelerate drug development for common human diseases.

                           SEQUENOM Gemini Genomics

Slide #2:

This presentation includes forward-looking statements regarding, but are not limited to, our plans, objectives, expectations and intentions, that are subject to risks and uncertainties, as detailed in the companies' SEC filings. Because these forward-looking statements involve estimates, assumptions, risks and uncertainties, our actual results and performance may differ materially from those expressed or implied in the forward-looking statements.

Slide #3:

Summary of Proposed Terms

-----------------------------------------------------------------------
Companies                           SEQUENOM and Gemini Genomics
-----------------------------------------------------------------------
Diluted equity value                $238 million
-----------------------------------------------------------------------
Structure/Intended accounting       Stock for stock merger/Purchase
 treatment
-----------------------------------------------------------------------
Name of merged entity               SEQUENOM
-----------------------------------------------------------------------
Exchange ratio                      0.2 SQNM share for each GMNI share
                                    & 0.4 SQNM shares for each GMNI ADS
-----------------------------------------------------------------------
Ownership of combined entity        SEQUENOM 65%, Gemini 35%; pro forma
                                    fully diluted
-----------------------------------------------------------------------
Shareholder approval                Required for both companies
-----------------------------------------------------------------------

Slide #4:

SEQUENOM and Gemini Genomics Merger


Combines SEQUENOM'S powerful technology and existing disease gene discovery program with Gemini's diverse human populations and disease gene portfolio to accelerate disease gene identification, target discovery and drug development for common human diseases.

Slide #5:

Convergence of Industry Leaders

Gemini Genomics                                                SEQUENOM
Candidate disease gene portfolio       Candidate disease gene portfolio
Family and twin populations                 MassARRAY enabling platform
Patient populations                            High throughput facility
Founder (isolated) populations        Capability of full genome screens
Protein banks                                    1.3 million SNP assays
Bioinformatics                                       Healthy population
Molecular and computational                         Patient populations
 biology

           Industry's Largest Disease Gene Identification Initiative


Slide #6:

The Combined Company Secures:

  . Industrial-scale genotyping capacity at SEQUENOM's high throughput MassARRAY facility

  .    Over 90 candidate disease genes under investigation

  . Critical mass and resources for an aggressive biotherapeutic development program

  . Disease gene patent portfolio of 11 issued patents and 89 pending, and technology patent portfolio of 59 issued or allowed and 96 pending

  . Consolidated cash of both companies of approximately $208 million as of March 31, 2001.

Slide #7:

Facts and Figures

                         SEQUENOM                  GEMINI
Headquarters:            San Diego, CA             Cambridge, UK
IPO:                     February 2000             July 2000

Employees:               210                       110
Year-End Revenue*:       $10.0 million             $1.6 million
Year-End Net Loss*:      $(32.9 million)           $(13.2 million)
Year-End Loss/Share*     $(1.46)                   $(0.22)
Cash Position:           $128.7 million            $79.6 million
(as of March 31, 2001:

*SEQUENOM's fiscal year-end results as of December 31, 2000 and Gemini's fiscal year-end results as of March 31, 2001

Slide #8:

SEQUENOM TO OPERATE TWO DIVISIONS
Maximizing Value of Disease Gene Discoveries

                                   SEQUENOM
-----------------------------------------------------------------------
      SEQUENOM Genomics                    SEQUENOM Biotherapeutics
--------------------------------       --------------------------------
 .  MassARRAY system and                .  Target validation (some
   consumable sales                       licensed, some kept in-house)
 .  Genetic marker validation           .  Lead identification and
   services                               optimization
 .  Disease gene association            .  Pharmacological characterization
   programs                            .  Diagnostic and drug formulation
                                       .  Clinical validation

                                      ###

FOR IMMEDIATE RELEASE                                              May 29, 2001

Not for release, publication or distribution in or into Australia, Canada or Japan.

                          Gemini Genomics PLC TO Merge
                              WITH SEQUENOM, INC.
Introduction

The Boards of Gemini and SEQUENOM announce that they have agreed the terms of a proposed Transaction to create an organization that combines cutting edge genetic technology platforms with one of the world's largest collections of clinical genomics resources, including bioinformatics and analytical tools, as well as more than 20 million clinical data points from more than 75,000 volunteer subjects. SEQUENOM is a NASDAQ listed company headquartered in San Diego in the US.

Under the terms of the Transaction, holders of Gemini Scheme Shares will receive
0.2 of a new SEQUENOM Share for each Gemini Scheme Share and holders of Gemini ADSs will receive 0.4 of a new SEQUENOM Share for each Gemini ADS, resulting in the issue of up to a maximum of approximately 14.4 million new SEQUENOM Shares, options and warrants, including approximately 1.5 million options related to issued options and warrants of Gemini. The Transaction is to be effected by means of a scheme of arrangement under section 425 of the UK Companies Act.

The Exchange Proportion represents approximately a 26.25% premium to the ratio in the market of 0.3167 based on the NASDAQ closing trading price of $17.68 per SEQUENOM Share and $5.60 per Gemini ADS on May 25, 2001 the latest trading day prior to the announcement of the Transaction. The Transaction values each Gemini Scheme Share at $3.54 and each Gemini ADS at $7.07 and the issued and to be issued share capital of Gemini at approximately $238 million (using the Treasury Stock method to calculate diluted shares outstanding, under which it is assumed that option proceeds are applied to buy back shares in the market).

Immediately following completion of the Transaction, it is expected that former holders of Gemini Scheme Shares will hold approximately 35% of SEQUENOM's enlarged share capital (using the Treasury Stock method to calculate diluted shares outstanding).

The Boards of Gemini and SEQUENOM expect the Transaction to be completed in the third calendar quarter of 2001, subject to the approval of the Gemini Shareholders and the SEQUENOM Shareholders and of the Court and the satisfaction or waiver of the Conditions which are set out in Appendix I to this Announcement.

A Board of eight Directors will govern the combined company, which will retain the SEQUENOM name and be listed on NASDAQ under SEQUENOM's existing ticker SQNM. Helmut Schuhsler will remain Chairman and Michael Fitzgerald, the Chairman of Gemini, together with another Gemini nominee with relevant industry experience, will join the existing board of SEQUENOM.

Toni Schuh will remain the President and CEO of SEQUENOM and Paul Kelly, CEO of Gemini, will be appointed as Executive Vice President and will lead the SEQUENOM Biotherapeutics division.

The enlarged group will consist of two strategic business units: SEQUENOM Genomics, the MassARRAY(TM) systems, validation services and disease gene identification business; and SEQUENOM Biotherapeutics, a diagnostics and drug development unit. SEQUENOM Biotherapeutics will be based in Boston, with regional operations in Cambridge, England and Uppsala, Sweden.

Reasons for the Transaction

The Boards of Gemini and SEQUENOM believe that this Transaction presents important scientific and commercial opportunities through the creation of a company with the resources to expedite disease gene identification, drug discovery and development. Gemini's extensive collection of clinical genomics data and samples combined with SEQUENOM's cutting edge genetic technology platforms and disease gene discovery program means that the new company will have the capacity to perform millions of genetic analyses with 20 million clinical data points from more than 75,000 volunteer subjects. It will have one of the world's largest collections of clinical genomics resources. The combined company will be able to expedite its discovery activities and greatly reduce the time needed to identify and commercialize novel gene based targets.

The company aims to identify genes involved in common human diseases using bioinformatics and analytical tools. The merger will significantly expand SEQUENOM's ability to perform disease gene association and genetic marker validation studies. SEQUENOM believes this will provide a pipeline of validated genes for downstream development of diagnostic and therapeutic products. Each unit of the new structure will supplement the work of the other, with the aim of leveraging and optimizing the value of each of the previously independent companies. The combined company will have:

  . industrial-scale genotyping capacity at SEQUENOM's high throughput MassARRAY(TM) facility;
  . clinical and genetic information from diverse populations to identify genes associated to disease;
  . a disease gene patent portfolio of 11 issued patents with 89 pending and a technology patent portfolio of 59 issued or allowed patents with 96 pending;
  . critical mass and resources for an aggressive biotherapeutic development program; and
  .    consolidated cash of approximately $208 million as of March 31, 2001.

Commenting on the Transaction, Toni Schuh, President and CEO of SEQUENOM, said:

     "This merger unites SEQUENOM's leading genotyping platform, MassARRAY(TM), and Gemini's vast collection of diverse populations and clinical data under one corporate roof. We believe this will significantly expand our high value genomics service and product offering. By consolidating both companies' disease gene discovery programs

     SEQUENOM will have the critical mass and resources to extract greater value from our disease gene discoveries," said Toni Schuh. "SEQUENOM will now possess the MassARRAY(TM) technology for large-scale genetic analysis, a portfolio of over 90 candidate disease genes, 1.3 million SNP assays, 20 million clinical data points in twin, family, patient and isolated (founder) populations, and a healthy cash position to support its biotherapeutics development program.

     "The companies have an existing collaboration, which in fewer than six months identified two novel cardiovascular disease genes using SEQUENOM's MassARRAY(TM) technology platform and Gemini's clinical resources. It is clear that the combined technological capabilities, clinical data and scientific expertise will give the company the ability to offer an enhanced suite of products and resources " added Dr. Schuh.

Commenting on the Transaction, Paul Kelly, MD, President and CEO of Gemini, said:

     "This merger is a marriage of genetic analysis technology and clinical genomics to establish what we believe will be a gene and drug target discovery powerhouse. Both parties see the benefits that will come from uniting forces and resources to accelerate disease gene discovery in some of the largest disease market areas. This combination provides the opportunity to accelerate the identification of disease-associated genes, and then to advance those into drug and diagnostic products where appropriate.

     Along with its extensive clinical population data resources, Gemini brings an attractive intellectual property estate and proprietary technology generated in the area of clinical genomics, statistical genetics and bioinformatics.

     With the recent release of information about the human genome into the public domain, it is clearer than ever that the race to diagnostic and disease gene based drug target discovery and commercialization is time-limited. This merger will enable our combined organization to move more rapidly in the ongoing endeavor of identifying the medical relevance of genomic data."

Conference Call and Webcast:

SEQUENOM and Gemini will host a conference call today at 10:30 am Eastern Time to discuss the transaction. The call-in numbers are as follows: U.S.: 888-840-6217; International: 212-346-7490. The call is also available live and archived for approximately two weeks on the Internet at http://www.videonewswire.com/
                                               -----------------------------
sequenom/052901/ and on the companies' websites at www.sequenom.com
---------------                                    ----------------
and www.gemini-genomics.com. A telephone replay will be available for three
    ------------------------
days at 800-633-8284 or 858-812-6440, reservation number 18974331.

Enquiries:

SEQUENOM
Tel: (858) 202 9032
Abigail Devine

Robertson Stephens, Inc.
Hany Awadalla
Tel: (646) 366 4468
Matthew Kapusta
Tel: (646) 366 4162

Gemini
Tel: (617) 527 4198
MC Sullivan

Lipe & Co.
Tel: (212) 585 2500
Alex Lipe

Seymour Pierce Limited
Tel: (44) 20 7648 8716
Jonathan Wright


This summary should be read in conjunction with the full text of the Announcement.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to expansion of SEQUENOM's ability to perform certain studies, provision of a pipeline of validated genes, the development of products, the expansion of SEQUENOM's service and product offerings, the existence of the critical mass and resources to extract greater value from gene discoveries, the effect of the combination of technological capabilities, clinical data and scientific expertise on the combined company's product offerings and resources, the establishment of a gene and drug target discovery powerhouse, the benefits that will result from the union of Gemini and SEQUENOM's forces and resources, the acceleration of discoveries in disease areas, the opportunity to accelerate the identification of disease-associated genes and their advancement into products, the time limitations on gene-based target discovery and commercialization and the ability of the combined organization to move more rapidly in the identification of medical relevance of genomic data are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties inherent in undertaking and completing a business combination and successfully integrating the combining companies, the risks and uncertainties inherent in drug discovery, development and commercialization efforts, the risks and uncertainties associated with Gemini and SEQUENOM's various collaborations with pharmaceutical companies and medical research institutions, the risks and uncertainties associated with Gemini and SEQUENOM's technologies and approaches to drug discovery, development and commercialization and those of their collaborative partners and competitors, the risks and uncertainties associated with intellectual property, including patents and trade secrets, and other risks detailed from time to time in Gemini and SEQUENOM's SEC reports, including SEQUENOM's Annual Report on Form 10-K for the year ended December 31, 2000 and most recent Quarterly Report on Form 10-Q and Gemini's Annual Report on Form 20-F for the year ended March 31, 2001. These forward-looking statements speak only as of the date hereof. Gemini and SEQUENOM disclaim any intent or obligation to update these forward-looking statements.

Furthermore, investors and security holders of SEQUENOM are urged to read the Proxy Statement regarding the proposed merger when it becomes available because it will contain important information about the Transaction. The Proxy Statement will be filed with the SEC by SEQUENOM. Investors and securities holders may obtain a free copy of the Proxy Statement (when it is available) and other documents filed with the SEC at the SEC's web site at http://www.sec.gov.
                                                            ------------------
The Proxy Statement and these other documents may also be obtained for free from SEQUENOM.

SEQUENOM and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of SEQUENOM with respect to the transactions contemplated by the Transaction Agreement. Information regarding such officers and directors is included in SEQUENOM's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the SEC on April 25, 2001. This document is available free of charge at the SEC web site at http://ww.sec.gov and from SEQUENOM.

This Announcement is published on behalf of Gemini and SEQUENOM, is the sole responsibility of Gemini (except in relation to information relating solely to SEQUENOM and its directors) and SEQUENOM (in relation to information relating solely to SEQUENOM and its directors) and has been approved by Robertson Stephens International, Ltd. solely for the purposes of section 57 of the Financial Services Act 1986, which is regulated in the UK by the Securities and Futures Authority Limited. Robertson Stephens International, Ltd. is acting solely on behalf of SEQUENOM and no one else in connection with the Transaction and will not be responsible to anyone other than SEQUENOM for providing the protections afforded to customers of Robertson Stephens International, Ltd. nor for providing advice in relation to the Transaction.

Robertson Stephens, Inc., is acting as financial advisor to SEQUENOM and no one else in connection with the Transaction and will not be responsible to anyone other than SEQUENOM for providing the protections afforded to customers of Robertson Stephens Inc., nor for providing advice in relation to the Transaction.

This Announcement does not constitute an offer or an invitation to purchase any securities.

Copies of this Announcement are not being, and must not be, mailed or otherwise distributed or sent in or into Australia, Canada or Japan and persons receiving this Announcement (including custodians, nominees and trustees) must not distribute or send it into or from Australia, Canada or Japan.

Rule 8 notices
Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Gemini or SEQUENOM, owns or controls, or becomes the owner or controller, directly or indirectly, of 1 per cent. or more of any class of securities of Gemini or SEQUENOM is generally required under the provisions of Rule 8 of the City Code to notify the Panel by no later than 12:00 noon (London time) on the business day following the date of the transaction of every dealing in such securities during the period prior to the date on which the Transaction becomes effective or lapses or is withdrawn. Dealings by Gemini and SEQUENOM or by its "associates" (within the definition set out in the City Code) in any class of securities of Gemini and SEQUENOM or referable thereto until the end of such period must also be so disclosed.

FOR IMMEDIATE RELEASE                                              May 29, 2001

Not for release, publication or distribution in or into Australia, Canada or Japan.

               Gemini Genomics PLC To Merge with SEQUENOM, Inc.


                      BY MEANS OF A SCHEME OF ARRANGEMENT

                   UNDER SECTION 425 OF THE UK COMPANIES ACT

Introduction

The Boards of Gemini and SEQUENOM announce that they have reached an agreement on the terms of a merger between SEQUENOM and Gemini to be effected by means of a scheme of arrangement under section 425 of the UK Companies Act. As consideration under the Scheme, Gemini Shareholders will receive shares in SEQUENOM, a NASDAQ listed company headquartered in San Diego in the US.

Terms of the Transaction

Under the Scheme of Arrangement, SEQUENOM will issue new SEQUENOM Shares to Gemini Shareholders as at the Record Date on the following basis:

       for each Gemini Scheme Share         0.2 of a new SEQUENOM Share

       representing for each Gemini ADS     0.4 of a new SEQUENOM Share



Based on the 72,019,352 Gemini Shares, options and warrants, this Exchange Proportion will result in the issue of up to approximately 14.4 million new SEQUENOM Shares, options and warrants, including approximately 1.5 million options related to issued options and warrants of Gemini.

The Exchange Proportion represents approximately a 26.25% premium to the ratio in the market of 0.3167 based on the NASDAQ closing trading price of $17.68 per SEQUENOM Share and $5.60 per Gemini ADS on May 25, 2001 the latest trading day prior to the announcement of the Transaction. The Transaction values each Gemini Scheme Share at $3.54 and each Gemini ADS at $7.07 and the entire issued and to be issued share capital of Gemini at approximately $238 million (using the Treasury Stock method to calculate diluted shares outstanding, under which it is assumed that option proceeds are applied to buy back shares in the market).

New SEQUENOM Shares to be issued as consideration under the Scheme will be validly issued, fully paid and non-assessable, free from all liens, equities, charges, encumbrances, rights of pre-emption and other third party interests and will rank pari passu in all respects with SEQUENOM Shares then in issue.

No fraction of a SEQUENOM Share will be issued to holders of Gemini Scheme Shares. In lieu thereof each holder of Gemini Scheme Shares on the Record Date who would otherwise be entitled to such a fraction of a SEQUENOM Share (after aggregating all such fractions of SEQUENOM Shares) will instead receive cash (without interest) from SEQUENOM as if any entitlement to a fraction of a SEQUENOM Share (to which such holder would otherwise have been entitled) had been sold at the like fraction of the closing trading price of SEQUENOM Shares on NASDAQ on the Effective Date.

Reasons for the Transaction

The Boards of Gemini and SEQUENOM believe that this Transaction presents important scientific and commercial opportunities through the creation of a company with the resources to expedite disease gene identification, drug discovery and development. Gemini's extensive collection of clinical genomics data and samples combined with SEQUENOM's cutting edge genetic technology platforms and disease gene discovery program means that the new company will have the capacity to perform millions of genetic analyses with 20 million clinical data points from more than 75,000 volunteer subjects. It will have one of the world's largest collections of clinical genomics resources. The combined company will be able to expedite its discovery activities and greatly reduce the time needed to identify and commercialize novel gene based targets.

The company aims to identify genes involved in common human diseases using bioinformatics and analytical tools. The merger will significantly expand SEQUENOM's ability to perform disease gene association and genetic marker validation studies. SEQUENOM believes this will provide a pipeline of validated genes for downstream development of diagnostic and therapeutic products. Each unit of the new structure will supplement the work of the other, with the aim of leveraging and optimizing the value of each of the previously independent companies. The combined company will have:

 .  industrial-scale genotyping capacity at SEQUENOM's high throughput
   MassARRAY(TM) facility;
 .  clinical and genetic information from diverse populations to identify genes associated to disease;
 .  over 90 candidate disease genes under investigation;
 .  a disease gene patent portfolio of 11 issued patents with 89 pending and a technology patent portfolio of 59 issued or allowed patents with 96 pending; . critical mass and resources for an aggressive biotherapeutic development program; and
 .  consolidated cash of approximately $208 million as of March 31, 2001.

Gemini and SEQUENOM have an existing collaboration, which in less than six months has identified two novel cardiovascular disease genes using SEQUENOM's MassARRAY(TM) technology platform and Gemini's clinical resources. The combined technological capabilities, clinical data and scientific expertise will give the company the ability to offer an enhanced suite of products and resources.

The Transaction will be treated as a purchase for accounting purposes under US GAAP.

Recommendation

The Gemini Board, which has been so advised by Lipe & Co. and Seymour Pierce Limited, financial advisers to Gemini, considers the terms of the Transaction to be fair from a financial point of view. In providing advice to the Gemini Board, Lipe & Co. and Seymour Pierce Limited have taken into account the Gemini Board's commercial assessments.

The Gemini Board intends to recommend unanimously that Gemini Shareholders vote in favour of the resolutions to be proposed at the Extraordinary General Meeting and the Court Meeting, as they and their related family interests intend to do in respect of holdings of approximately 23.4 million Gemini Shares or Gemini Shares represented by Gemini ADSs, representing approximately 36% of Gemini's issued share capital.

Information on SEQUENOM

SEQUENOM is a leader in the worldwide effort to identify genes and genetic variations with significant impact on human health. Using its innovative technologies, information and scientific strategy, SEQUENOM is translating data generated from the Human Genome Project into medically important applications. Breaking through the limitations of traditional genomic research, SEQUENOM's MassARRAY(TM) product line, SNP assay portfolio and disease gene discovery program are generating results that position SEQUENOM and its partners to lead the race in developing genetics-based diagnostic and therapeutic products.

SEQUENOM's Shares are traded on NASDAQ; based on the closing trading price of $17.68 per SEQUENOM Share on May 25, 2001, SEQUENOM had a diluted equity value of approximately $442 million (using the Treasury Stock method to calculate diluted shares outstanding).

For the year ended December 31, 2000 SEQUENOM reported a loss of $(32.9) million (1999: $(21.8) million) and a fully diluted loss per share of $(1.46) (1999:
$(26.23)) on revenues of $10.0 million (1999: $179,000).  As at December 31,
2000 SEQUENOM reported net assets of $144.9 million (1999: $17.5 million).

For the three months ended March 31, 2001, SEQUENOM reported a loss of $(7.0) million (2000: $(14.3) million) and a fully diluted loss per share of $(0.29) (2000: $(0.85) on revenues of $5.2 million (2000: $1.6 million). As at March 31, 2001, SEQUENOM reported net assets of $138.5 million (2000: $144.9 million).

Information on Gemini

Gemini is a clinical genomics company focused on the discovery and commercialization of novel gene-based drug discovery targets. Because it is clear that a comprehensive understanding of disease depends on the integration of genetics, proteomics, environmental factors and clinical and medical information from human volunteers, Gemini's approach has been to collect and analyze that information from a wide range of human population groups, including twins, disease-affected families, isolated (founder) populations and drug trial subjects. By investing in leading edge bioinformatics, molecular and computational biology and other technologies,

Gemini has been able to effectively apply these resources to the acceleration of disease gene identification, target discovery, and drug development.

Gemini's Shares are traded on NASDAQ; based on the closing trading price of $5.60 per Gemini Share on May 25, 2001, Gemini had a diluted equity value of approximately $187 million (using the Treasury Stock method to calculate diluted shares outstanding).

For the year ended March 31, 2001 Gemini reported a loss of $(13.2) million (2000: $(15.4) million) and a fully diluted loss per share of $(0.22) (2000:
$(0.73)) on revenues of $1.6 million (2000: $0.2 million). As at March 31, 2001 Gemini reported net assets of $81.4 million (2000: $11.9 million).

Structure of the Transaction

The Transaction will be effected by means of a scheme of arrangement between Gemini and the holders of Gemini Scheme Shares under section 425 of the UK Companies Act. This procedure involves an application by Gemini to the Court to approve the cancellation of all Gemini Scheme Shares, in consideration for which holders of Gemini Scheme Shares will receive new SEQUENOM Shares on the basis set out above and new Gemini Shares will at the same time be issued to SEQUENOM so that Gemini will become a wholly-owned subsidiary within the SEQUENOM Group.

Before the Court approval referred to above can be sought, the Scheme will require approval by Gemini Shareholders at the Court Meeting. In addition, an Extraordinary General Meeting of Gemini Shareholders will be required to approve the matters referred to below and the approval of the SEQUENOM Shareholders at the Special Meeting will also be required. Once the necessary approvals have been obtained from Gemini Shareholders and SEQUENOM Shareholders and the other Conditions (set out in full in Appendix I) have been satisfied or (where applicable) waived, the Scheme will become effective upon sanction by the Court and registration of the Final Court Order by the Registrar of Companies in England and Wales. Immediately following completion of the Transaction, it is expected that former holders of Gemini Scheme Shares will hold approximately 35% of SEQUENOM's enlarged share capital (using the Treasury Stock method to calculate diluted shares outstanding).

The Court Meeting will be convened by order of the Court for the purposes of considering and, if thought fit, approving the Scheme (with or without modification). At the Court Meeting, voting will be on a poll, and Gemini shareholders will be entitled to one vote for each Gemini Scheme Share held by them. The resolution to be proposed at the Court Meeting will be passed if a majority in number representing not less than three-fourths in value of the holders of the Gemini Scheme Shares present and voting, either in person or by proxy, votes in favour of the Scheme. For the purposes of the Scheme, any Gemini Shares held by the SEQUENOM Group will be treated as a separate class and their holders will not be entitled to vote at the Court Meeting.

The Extraordinary General Meeting will be convened for the purpose of considering and, if thought fit, passing special resolutions to approve the reduction in Gemini's share capital and amendments to Gemini's Articles of Association. These amendments to the articles will ensure that any new Gemini Shares (reflecting principally those issued after the Court Meeting in respect of the exercise of Gemini share options) will immediately after issue be transferred to SEQUENOM for SEQUENOM Shares on the same terms as provided for in the Scheme.

Upon the Scheme becoming effective, it will be binding on all holders of Gemini Scheme Shares, irrespective of whether they attend or vote at the Court Meeting or the Extraordinary General Meeting.

The Boards of Gemini and SEQUENOM expect the Transaction to be completed in the third calendar quarter of 2001, subject to the approval of the Gemini Shareholders and the SEQUENOM Shareholders and the Court and the satisfaction or waiver of the other Conditions set out in Appendix I. SEQUENOM and Gemini have entered into the Transaction Agreement regarding the implementation of the Transaction and the Scheme, which contains provisions under which a termination fee of up to $2.29 million may be payable by Gemini to SEQUENOM and by SEQUENOM to Gemini, respectively, in certain circumstances. The principal terms of the Transaction Agreement are summarized in Appendix I.

Management and employees

A Board of eight Directors will govern the combined company, which will retain the SEQUENOM name and be listed on NASDAQ under SEQUENOM's existing ticker SQNM. Helmut Schuhsler will remain Chairman and Michael Fitzgerald, the Chairman of Gemini, together with another Gemini nominee with relevant industry experience, will join the existing board of SEQUENOM.

Toni Schuh will remain the President and CEO of SEQUENOM and Paul Kelly, CEO of Gemini, will be appointed as Executive Vice President and will lead the SEQUENOM Biotherapeutics division.

The enlarged group will consist of two strategic business units: SEQUENOM Genomics, the MassARRAY(TM) systems and consumables sales, genetic marker validation services and disease gene association business; and SEQUENOM Biotherapeutics, a diagnostics and drug development unit. SEQUENOM Biotherapeutics will be based in Boston, with regional operations in Cambridge, England and Uppsala, Sweden.

SEQUENOM has confirmed that the existing contractual and statutory employment rights, including pension rights, of all the Gemini Group management and employees will be fully safeguarded.

Paul Kelly and Jeremy Ingall have agreed, with effect from the Effective Date, to enter into new employment contracts with SEQUENOM, whereupon each of Dr Kelly and Mr Ingall will receive $200,000 comprising in equal measure a relocation payment and a signing-on bonus. Both will be based principally in Newton, Massachusetts. Dr Kelly's annual base salary will be $270,000 and Mr Ingall's annual base salary will be $225,000. Each of Dr Kelly and Mr Ingall will be entitled to an annual bonus of up to 50% of their respective annual base salary and, with respect to the first year of employment, Dr Kelly will be entitled to a guaranteed minimum bonus of $67,500 and Mr. Ingall will be entitled to a guaranteed minimum bonus $56,250. Both Dr Kelly and Mr Ingall will be eligible to participate in all employee benefit, welfare and other plans, practices, policies and programs and fringe benefits of SEQUENOM on a basis no less favourable than those provided to other similarly situated executives of SEQUENOM and SEQUENOM 's subsidiaries. The employment of each of Dr Kelly and Mr Ingall may be terminated by SEQUENOM without cause only upon 12 month's written notice or by making payment in lieu of notice as described in the following sentence. If SEQUENOM wishes to make payment in lieu of notice or if Dr Kelly or Mr Ingall terminate their respective employment due to constructive dismissal (for example, relocation, diminution in authority or responsibilities or status, material breach of agreement by SEQUENOM), each of Dr Kelly and Mr Ingall will be entitled to a severance payment equal to 100% of their respective then annual base salary. Other customary provisions, including restrictive covenants and indemnification, are also contained in the proposed employment terms of each of Dr Kelly and Mr Ingall. The arrangements also make provision for the issue of options with exercise prices at the prevailing market price at the Effective Time.

Gemini share option schemes and warrants

The Scheme will extend to Gemini Shares issued upon exercise of options under the Gemini Share Option Schemes where the Gemini Shares are in issue at or prior to the close of business on the Business Day before the date of the Final Court Order. The Scheme will not extend to Gemini Shares issued on exercise of options under the Gemini Share Option Schemes after that time. Options under the Gemini Share Option Schemes will be exercisable for a limited period after the Final Court Order. It is proposed that the Articles of Association of Gemini will be amended so that Gemini Shares issued after the close of business on the Business Day before the date of the Final Court Order to any person other than SEQUENOM or its nominee will be exchanged for SEQUENOM Stock on the same terms as provided for in the Scheme. As a result, any person exercising options under the Gemini Share Option Schemes in respect of Gemini Shares after that time, whether as a result of those options becoming exercisable because the Court sanctions the Scheme or otherwise, will receive SEQUENOM Stock in place of those Gemini Shares on the same terms as provided in the Scheme.

SEQUENOM intends to offer option holders under the Gemini Share Option Schemes the opportunity to elect to replace their existing unexercised options with equivalent options over shares of SEQUENOM Stock either under the exchange of options terms of the Gemini Share Option Schemes or, where no such terms are provided, on a similar basis. The number of shares of SEQUENOM Stock over which option holders who make such an election will receive a replacement option will be calculated by multiplying the Exchange Proportion of a share of SEQUENOM Stock by the number of Gemini Shares (or Gemini ADS as the case may be) to which the replaced option related, rounding to the nearest whole number of shares of SEQUENOM Stock after aggregating fractions. The exercise price of each replacement option will be calculated by applying the Exchange Proportion accordingly by reference to the exercise price of the replaced option. For options under the UK Inland Revenue Approved Share Option Scheme, the number of shares over which option holders will receive a replacement option and the exercise price for those options will be determined by agreement with the UK Inland Revenue. The terms applicable to options under the UK Inland Revenue Approved Share Option Scheme are expected to be substantially similar to those applicable to other options under these arrangements. The directors of Gemini who hold options under the Gemini Share Option Schemes have undertaken to elect to replace their existing options under these proposals.

Holders of options under the Gemini Share Option Schemes will be sent details of these proposals in due course.

The holder of existing warrants to purchase 40,000 Gemini Shares has agreed to vary the terms under which the existing warrants are held and under which the holder may be entitled to further warrants to purchase as additional 60,000 Gemini Shares, so that the warrants will represent warrants to purchase the appropriate number of shares of SEQUENOM Common Stock at the Exchange Proportion.

Formal documentation

The formal documentation relating to the Transaction, which will be sent to Gemini Shareholders in due course, will include the notices for the Court Meeting and the Extraordinary General Meeting of Gemini Shareholders and will explain the actions that should be taken by them. SEQUENOM will be sending the Proxy Statement to its shareholders in connection with the Special Meeting of SEQUENOM Shareholders being held for the purpose of approving the issue of new SEQUENOM Shares pursuant to the Transaction.

Other information

Gemini will provide the Depositary, for redistribution to the holders of Gemini ADSs, written voting instructions that will include information with respect to the Transaction and provide such holders with instructions as to the actions to be taken by them in order to vote the Gemini Shares represented by their ADSs. Subject to timely receipt by the Depositary of written voting instructions in the prescribed form, holders of Gemini ADSs may require the Depositary to vote at the Meetings in accordance with their instructions. Gemini ADSs will not be entitled to attend the Meetings although the Depositary, as registered holder of Gemini Shares underlying the Gemini ADSs, will be so entitled. Holders of Gemini ADSs wishing to attend the Meetings should take steps to present their Gemini ADSs to the Depositary for cancellation and delivery of Gemini Shares so as to become registered holders of Gemini Shares. Further information for Gemini ADS holders will be contained in the Scheme Circular.

Financial effects of the Transaction

The following table shows (for illustrative purposes only and on the basis set out in the notes below) the financial effects for a holder of one Gemini ADS (each representing two Gemini Shares) if the Scheme becomes effective. No account is taken of fractional entitlements, or any liability to taxation, in the following assessment.


                                                   Based on market
                                                   value of Gemini
                                                   ADS on May 25, 2001

Market value of 0.4 of a SEQUENOM Share (i)                $   7.07


Market value of one Gemini ADS (ii)               5.60

Increase in capital value                         1.47

Percentage increase in capital value             26.25%

(i) The market value of a SEQUENOM Share is based upon the NASDAQ closing trading price of $17.68 per SEQUENOM Share on May 25, 2001, the last trading day prior to the announcement of the Transaction.

(ii) The market value of a Gemini ADS is based upon the NASDAQ closing trading price of $5.60 per Gemini ADS on May 25, 2001, the last trading day prior to the announcement of the Transaction.

Gemini has not paid any cash dividends on its issued share capital since its initial public offering in July 2000. It is the current policy of the Board of Gemini to retain future earnings to finance its operations and future growth.

SEQUENOM has not paid any cash dividends on its issued common stock since its initial public offering in February 2000. SEQUENOM intends to retain future earnings for use in its business and does not anticipate paying cash dividends in the foreseeable future.

Based on this dividend policy, the income effects of acceptance for a holder of Gemini ADSs if the Scheme becomes effective have not been illustrated.

General

The Transaction will be subject to the Conditions set out in Appendix I and to such other terms to be set out in the Scheme Circular as may be required to comply with the UK Companies Act and the provisions of the City Code.

Persons not resident in the UK may be affected by the laws of the relevant jurisdiction. Persons who are not resident in the UK should inform themselves about and observe any applicable requirements.

Andi Braun (chief medical officer of SEQUENOM) owns 200 Gemini Shares.
Robertson Stephens, Inc. (financial adviser to SEQUENOM) acts as market-maker in the United States for SEQUENOM Shares and may deal in SEQUENOM Shares and Gemini Shares on NASDAQ. Save as aforesaid, neither SEQUENOM, nor any of its directors, nor so far as SEQUENOM is aware any person acting in concert with SEQUENOM, owns or controls any Gemini Shares or has any option to acquire any Gemini Shares or has entered into any derivative referenced to securities of Gemini which remains outstanding. SEQUENOM will, for technical reasons, acquire at least one Non-voting Deferred Share from Gemini prior to the Effective Date. In view of the requirement for confidentiality, SEQUENOM has not made enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with SEQUENOM for the purposes of the Transaction.

Information relating to certain tax issues will be provided in the Scheme Circular.

The conditions to the Transaction are set out in Part A of Appendix I to this Announcement and certain defined terms and expressions are set out in Appendix II to this Announcement.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to expansion of SEQUENOM's ability to perform certain studies, provision of a pipeline of validated genes, the development of products, the expansion of SEQUENOM's service and product offerings, the existence of the critical mass and resources to extract greater value from gene discoveries, the effect of the combination of technological capabilities, clinical data and scientific expertise on the combined company's product offerings and resources, the establishment of a gene and drug target discovery powerhouse, the benefits that will result from the union of Gemini and SEQUENOM's forces and resources, the acceleration of discoveries in disease areas, the opportunity to accelerate the identification of disease-associated genes and their advancement into products, the time limitations on gene-based target discovery and commercialization and the ability of the combined organization to move more rapidly in the identification of medical relevance of genomic data are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties inherent in undertaking and completing a business combination and successfully integrating the combining companies, the risks and uncertainties inherent in drug discovery, development and commercialization efforts, the risks and uncertainties associated with Gemini and SEQUENOM's various collaborations with pharmaceutical companies and medical research institutions, the risks and uncertainties associated with Gemini and SEQUENOM's technologies and approaches to drug discovery, development and commercialization and those of their collaborative partners and competitors, the risks and uncertainties associated with intellectual property, including patents and trade secrets, and other risks detailed from time to time in Gemini and SEQUENOM's SEC reports, including SEQUENOM's Annual Report on Form 10-K for the year ended December 31, 2000 and most recent Quarterly Report on Form 10-Q and Gemini's Annual Report on Form 20-F for the year ended March 31, 2001. These forward-looking statements speak only as of the date hereof. Gemini and SEQUENOM disclaim any intent or obligation to update these forward-looking statements.

Furthermore, investors and security holders of SEQUENOM are urged to read the Proxy Statement regarding the proposed merger when it becomes available because it will contain important information about the Transaction. The Proxy Statement will be filed with the SEC by SEQUENOM. Investors and securities holders may obtain a free copy of the Proxy Statement (when it is available) and other documents filed with the SEC at the SEC's web site at http://www.sec.gov.
                                                            ------------------
The Proxy Statement and these other documents may also be obtained for free from SEQUENOM.

SEQUENOM and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of SEQUENOM with respect to the transactions contemplated by the Transaction Agreement. Information regarding such officers and directors is included in SEQUENOM's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the SEC on April 25, 2001. This document is available free of charge at the SEC web site at http://ww.sec.gov and from SEQUENOM.

This Announcement is published on behalf of Gemini and SEQUENOM, is the sole responsibility of Gemini (except in relation to information relating solely to SEQUENOM and its directors) and SEQUENOM (in relation to information relating solely to SEQUENOM and its directors) and has been approved by Robertson Stephens International, Ltd. solely for the purposes of section 57 of the Financial Services Act 1986, which is regulated in the UK by the Securities and Futures Authority Limited. Robertson Stephens International, Ltd. is acting solely on behalf of SEQUENOM and no one else in connection with the Transaction and will not be responsible to anyone other than SEQUENOM for providing the protections afforded to customers of Robertson Stephens International, Ltd. nor for providing advice in relation to the Transaction.

Robertson Stephens, Inc., is acting as financial advisor to SEQUENOM and no one else in connection with the Transaction and will not be responsible to anyone other than SEQUENOM for providing the protections afforded to customers of Robertson Stephens Inc., nor for providing advice in relation to the Transaction.

This Announcement does not constitute an offer or an invitation to purchase any securities.

Copies of this Announcement are not being, and must not be, mailed or otherwise distributed nor sent in or into Australia, Canada or Japan and persons receiving this Announcement (including custodians, nominees and trustees) must not distribute or send it into or from Australia, Canada or Japan.

Rule 8 notices

Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Gemini or SEQUENOM, owns or controls, or becomes the owner or controller, directly or indirectly, of 1 per cent. or more of any class of securities of Gemini or SEQUENOM is generally required under the provisions of Rule 8 of the City Code to notify the Panel by no later than 12:00 noon (London time) on the business day following the date of the transaction of every dealing in such securities during the period prior to the date on which the Transaction becomes effective or lapses or is withdrawn. Dealings by Gemini and SEQUENOM or by its "associates" (within the definition set out in the City Code) in any class of securities of Gemini and SEQUENOM or referable thereto until the end of such period must also be so disclosed.

                                   APPENDIX I

                           The Transaction Agreement

A. Conditions to the implementation of the Scheme of Arrangement and the Transaction

1. The Transaction is conditional upon the Scheme becoming effective by not later than November 30, 2001 or such later date as Offeree and Offeror may agree and the Court shall approve.

2.  The Scheme will become effective and binding following:

(a) approval by a majority in number representing three-fourths in value of the holders of the Offeree Shares, present and voting, either in person or by proxy, at the Court Meeting (or any adjournment thereof);

(b) the passing of any resolutions required to implement the Scheme and to amend the articles of association of Offeree in the manner indicated in the paragraph headed "Structure of the Transaction" in the Announcement at the Extraordinary General Meeting (or any adjournment thereof);

(c) the approval by the requisite majorities of votes of the holders of Offeror Shares at the Special Meeting called for the purpose of approving the issuance of the Offeror Shares pursuant to the Scheme; and

(d) sanction of the Scheme and confirmation of the reduction of capital involved therein by the Court (in both cases, with or without modification agreed by Offeror and Offeree), an office copy of the Final Court Order being delivered for registration to the Registrar of Companies in England and Wales and, in the case of reduction of capital, registered by him.

3. Offeree and Offeror have agreed, subject as stated in paragraph 4 of this Appendix, that the Transaction will also be conditional upon the following matters, and, accordingly, an office copy of the Final Court Order will only be delivered for registration to the Registrar of Companies in England and Wales if:

   (a) except as disclosed in the Offeree Annual Report for the fiscal year ended March 31, 2001 on Form 20-F (filed with the SEC on or about May 23, 2001) or as otherwise publicly disclosed in any filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act prior to the date of this Announcement ("publicly disclosed") by Offeree, or as fairly disclosed in writing to Offeror prior to the date of this Announcement (each and collectively "Offeree Disclosed Matters"), since March 31, 2001:

        (i) no investigation or enquiry by any Third Party (as defined in paragraph (c) below) having statutory or regulatory competence other than in relation to the Scheme and no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Offeree Group is or may become a party (whether as plaintiff or defendant or otherwise) other than in relation to the Scheme has been threatened in writing, announced or instituted by or remains outstanding against or in respect of any member of the Offeree Group which, in any such case, is material and adverse in the context of the Offeree Group taken as a whole;

        (ii) there has been no material adverse change in the business, financial position or trading position of the Offeree Group taken as a whole;

       (iii) no contingent or other liability of any member of the Offeree Group has arisen or has become apparent or has increased which would or could reasonably be expected materially and adversely to affect the Offeree Group taken as a whole;

        (iv) Offeror has not discovered regarding the Offeree Group that:

              (1) any written financial, business or other information which has been publicly disclosed at any time by any member of the Offeree Group is misleading or contains misrepresentations of fact or omits to state a fact necessary to make the information contained therein not misleading in any case which has not subsequently and prior to the date of this Announcement been corrected by such disclosure, and, in any event, which is material in the context of the Offeree Group taken as a whole; or

              (2) any written financial, business or other information (except for forecasts, statements of opinion, projections, budgets or estimates) disclosed by or on behalf of any member of the Offeree Group privately to any member of the Offeror Group or its advisers is misleading or contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading in any case which has not subsequently and prior to the date of this Announcement been corrected by such disclosure and, in any event, which is material in the context of the Offeree Group taken as a whole;

(b) except as disclosed in Offeror's Annual Report for the fiscal year ended December 31, 2000 on Form 10-K (filed with the SEC on or about April 2,
     2001) and Offeror's Quarterly Report for the period ended March 31, 2001 on Form 10-Q (filed with the SEC on or about May 15, 2001) or as otherwise publicly disclosed by Offeror, or as fairly disclosed in writing to Offeree prior to the date of this Announcement (each and collectively "Offeror Disclosed Matters"), since December 31, 2000:

     (i) no investigation or enquiry by any Third Party (as defined in paragraph (c) below) having statutory or regulatory competence other than in relation to the Scheme and no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Offeror Group is or may become a party (whether as plaintiff or defendant or otherwise) other than in relation to the Scheme has been threatened in writing, announced or instituted by or remains outstanding against or in respect of any member of the Offeror Group which, in any such case, is material and adverse in the context of the Offeror Group taken as a whole;

     (ii) there has been no material adverse change in the business, financial position or trading position of the Offeror Group taken as a whole;

   (iii) no contingent or other liability of any member of the Offeror Group has arisen or has become apparent or has increased which would or could reasonably be expected materially and adversely to affect the Offeror Group taken as a whole;

     (iv) Offeree has not discovered regarding the Offeror Group that:

         (1) any written financial, business or other information which has been publicly disclosed at any time by any member of the Offeror Group is misleading or contains misrepresentations of fact or omits to state a fact necessary to make the information contained therein not misleading in any case which has not subsequently and prior to the date of this Announcement been corrected by such disclosure, and, in any event, which is material in the context of the Offeror Group taken as a whole; or

         (2) any written financial, business or other information (except for forecasts, statements of opinion, projections, budgets or estimates) disclosed by or on behalf of any member of the Offeror Group privately to any member of the Offeree Group or its advisers is misleading or contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading in any case which has not subsequently and prior to the date of this Announcement been corrected by such disclosure and, in any event, which is material in the context of the Offeror Group taken as a whole;

(c) no government or governmental, quasi-governmental, supranational, statutory or regulatory body, or court, or trade agency, or association, or institutional or professional body (or other person or body having statutory or regulatory competence) in any jurisdiction (each and collectively a "Third Party") has instituted, implemented or threatened to take any action, proceeding, suit, investigation or inquiry, or has made, proposed or enacted any statute, regulation or order, or taken any other steps, which would or could reasonably be expected to:

     (i) make the Transaction or Scheme or their respective implementation or the acquisition of any shares in, or control of, Offeree by Offeror or any member(s) of the Offeror Group void, illegal or unenforceable under the laws of any jurisdiction or otherwise directly or indirectly restrain, prohibit, restrict, delay or interfere with the implementation or performance thereof or impose additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith, in each case in a manner or to an extent that is material in the context of the Transaction; or

     (ii) require, prevent or delay the divestiture or alter the terms of any proposed divestiture by any member of the Offeree Group or (in connection with the Scheme) any member of the Offeror Group of all or any portion of their respective businesses, assets or property, or impose any limitation on the ability of any of them to conduct their respective businesses or own their assets or property or any part thereof and which in any such case is material in the context of the Offeree Group or the Offeror Group (in each case taken as a whole), being the group on which such requirement or imposition is made, as the case may be; or

   (iii) impose any limitation on, or result in any delay in the ability of any member of the Offeror Group to acquire, directly or indirectly, or to hold or exercise effectively all or any rights of ownership of any Offeree Shares held by any member of the Offeror Group or on the ability of any member of the Offeror Group to exercise management control over Offeree or any member of the Offeree Group or on the ability of Offeree or any member of the Offeree Group or Offeror to hold or exercise effectively any rights of ownership of shares or other securities (or the equivalent) in any member of the Offeree Group held or owned by it, in each case, in a manner or to an extent which would be material in the context of the Transaction, the Offeror Group or the Offeree Group, as the case may be; or

     (iv) require any member of the Offeror Group or the Offeree Group to offer to acquire any shares or other securities (or the equivalent) owned by any third party in the capital of any member of the Offeree Group or the Offeror Group, in each case, in a manner or to an extent which would be material in the context of the Offeror Group or the Offeree Group taken as a whole, as the case may be; or

     (v) impose any limitation on the ability of any member of the Offeror Group or any member of the Offeree Group to integrate or co-ordinate its business, or any part of it, with the businesses of any other member of the wider Offeror Group or the wider Offeree Group in each case in a manner or to an extent which would be material in the context of the Offeror Group or the Offeree Group, as the case may be; or

     (vi) otherwise affect the business, financial position or trading position of the Offeror Group or the Offeree Group, in each case taken as a whole, in a manner which is material and adverse;

     and all applicable waiting and other periods during which any relevant authority could have intervened, in respect of the Transaction or the implementation of the Scheme or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Offeree by Offeror or any member(s) of the Offeror Group, have expired, lapsed or terminated;

(d) all necessary notifications and filings in any jurisdiction have been made, all regulatory and statutory obligations in any jurisdiction have been complied with, all necessary waiting and other time periods (including any extension(s) thereof) under any applicable legislation or regulations in any jurisdiction have expired, lapsed or terminated, in each case in respect of the Transaction and the implementation of the Scheme and the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Offeree by Offeror or any member(s) of the Offeror Group and the acquisition of SEQUENOM Shares pursuant to the Scheme or in relation to the affairs of any member of the Offeree Group and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals necessary or appropriate in any jurisdiction (collectively "Consents") (in terms and a form satisfactory to Offeror, acting reasonably) in respect of the Transaction and the implementation of the Scheme or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Offeree by Offeror or any member(s) of the Offeror Group or in relation to the affairs of any member of the Offeree Group, have been obtained from appropriate Third Parties together with those (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Offeror Group or any member of the Offeree Group has entered into contractual arrangements (and which are in any event material in the context of the Offeror Group or the Offeree Group taken as a whole (as the case maybe)) and all such Consents, together with all Consents necessary for Offeree to carry on its business, remain in full force and effect and all filings necessary for such purpose have been made or received and there has not been received any notice or indication of any intention to revoke, suspend, restrict, modify or not to renew the same in any such case in a manner or to an extent that is material and adverse in the context of the relevant group;

(e) save as disclosed in Offeree Disclosed Matters, there is no provision of any arrangement, agreement, licence, permit, franchise or other binding instrument to which any member of the Offeree Group is a party or by or to which any member of the Offeree Group or any part of its assets may be bound, entitled or subject (which is material in the context of the Offeree Group taken as a whole) (collectively, "Material Agreements") and which, in consequence of the Transaction or the Scheme or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in or control or management of Offeree or any member of the Offeree Group by Offeror or any member(s) of the Offeror Group, would or might reasonably be expected to (to an extent which is material and adverse in the context of the Offeree Group taken as a whole) result in:

     (i) any monies borrowed by or other indebtedness or liability, actual or contingent, of or grant available to, any member of the Offeree Group being or becoming repayable or being capable of being declared repayable immediately or prior to its stated maturity, or the ability of any such member of the Offeree Group to borrow monies or incur any indebtedness being withdrawn or materially inhibited; or

     (ii) the creation or enforcement of any liabilities or any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Offeree Group or any such security interest (whenever and wherever arising or having arisen) becoming enforceable; or

   (iii) any such Material Agreement being terminated or adversely modified or any unduly onerous obligation or liability arising under or any action being taken pursuant to such Material Agreement; or

     (iv) any assets or interests of any member of the Offeree Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged otherwise than in the ordinary course of business; or

     (v) any member of the Offeree Group ceasing to be able to carry on its business under any name which it at present uses; or

     (vi) any interest or business of any member of the Offeree Group in or with any other person, firm or body (or any arrangements relating to any such interest or business) being terminated, or adversely affected or modified; or

   (vii) the business, financial position or trading position of any member of the Offeree Group being prejudiced or adversely affected;

          and no event has occurred which, under any such Material Agreement, could reasonably be expected to result in any event or circumstance referred to in paragraphs 3(e)(i) to (vii);

(f) since March 31, 2001 and except as publicly disclosed or disclosed pursuant to Offeree Disclosed Matters or as would be disclosed by a search at the Companies Registry for England and Wales against Offeree made as at the Business Day immediately preceding the date of this Announcement:

     (i) (save as between a wholly-owned Subsidiary of Offeree and Offeree or another wholly-owned Subsidiary of Offeree) no member of the Offeree Group has issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save for any options granted, and Offeree Shares unconditionally issued upon or pursuant to the exercise of options granted, prior to the date of this Announcement under the Gemini Share Option Schemes and disclosed in writing to Offeror prior to such date);

     (ii) no member of the Offeree Group has recommended, declared, paid, made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (save as between a wholly-owned Subsidiary of Offeree and Offeree or another wholly-owned Subsidiary of Offeree);

   (iii) no member of the Offeree Group has made or authorised or proposed or announced any material change in its share or loan capital, outside the ordinary course of business;

     (iv) (save for transactions between a wholly-owed Subsidiary of Offeree and Offeree or another wholly-owned Subsidiary of Offeree) no member of the Offeree Group has merged with or demerged or acquired any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (other than in the ordinary course of business) which is material to the Offeree Group taken as a whole or authorised or proposed or announced any intention to propose any such merger, demerger, acquisition, disposal or transfer or other event as aforesaid;

     (v) no member of the Offeree Group has authorised, issued or proposed the issue of any debentures, or (save in the ordinary course of business) incurred or increased any indebtedness or contingent liability of an aggregate amount which is material in the context of the Offeree Group taken as a whole;

     (vi) no member of the Offeree Group has purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital;

   (vii) no member of the Offeree Group has entered into or varied any contract (including any guarantee), arrangement, transaction or binding commitment (whether in respect of capital expenditure or otherwise), which is of a long-term, unduly onerous or unusual nature or magnitude or which is or would be restrictive of the business of any member of the Offeree Group or which involves or would involve an obligation of such a nature or magnitude and which is other than in the ordinary course of business and which in each case is material in the context of the Offeree Group taken as a whole;

  (viii) except as referred to in this Announcement, neither Offeree nor any of its Subsidiaries has entered into or changed or made any offer (which remains open for acceptance) to enter into or change the terms of any contract (including any service contract) with any of the directors of Offeree which is material in the context of the Offeree Group taken as a whole;

     (ix) no member of the Offeree Group has taken any corporate action or had any legal proceedings instituted against it for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction (in each case in a manner which could reasonably be expected to have a material and adverse effect on the Offeree Group taken as a whole);

     (x) no member of the Offeree Group has been unable or has admitted in writing that it is unable to pay its debts or has stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

     (xi) no member of the Offeree Group has waived or compromised any claim which is material in the context of the Offeree Group, taken as a whole;

   (xii) the Offeree has not made any alteration to its Memorandum or Articles of Association (other than the alterations agreed with the Offeror to be proposed at the Extraordinary General Meeting); and

  (xiii) no member of the Offeree Group has entered into any contract, commitment, agreement or arrangement or passed any resolution with respect to, or announced an intention to, or to propose to effect any of the transactions, matters or events referred to in this paragraph 3(f);

(g) since December 31, 2000 and except as publicly disclosed or disclosed pursuant to Offeror Disclosed Matters or as would be disclosed in any publicly available certificate relating to the Offeror issued by the Secretary of State for the State of Delaware as at the Business Day immediately preceding the date of this Announcement:

     (i) (save as between a wholly-owned Subsidiary of Offeror and Offeror or another wholly-owned Subsidiary of Offeror) no member of the Offeror Group has issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save for any options granted, and Offeror Shares unconditionally issued upon or pursuant to the exercise of options granted, prior to the date of this Announcement under the

         SEQUENOM Share Option Plan and disclosed in writing to Offeree prior to such date);

    (ii) no member of the Offeror Group has recommended, declared, paid, made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (save as between a wholly-owned Subsidiary of Offeror and Offeror or another wholly-owned Subsidiary of Offeror);

  (iii) no member of the Offeror Group has made or authorised or proposed or announced any material change in its share or loan capital, outside the ordinary course of business;

    (iv) (save for transactions between a wholly-owed Subsidiary of Offeror and Offeror or another wholly-owned Subsidiary of Offeror) no member of the Offeror Group has merged with or demerged or acquired any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (other than in the ordinary course of business) which is material to the Offeror Group taken as a whole or authorised or proposed or announced any intention to propose any such merger, demerger, acquisition, disposal or transfer or other event as aforesaid;

    (v) no member of the Offeror Group has authorised, issued or proposed the issue of any debentures, or (save in the ordinary course of business) incurred or increased any indebtedness or contingent liability of an aggregate amount which is material in the context of the Offeror Group taken as a whole;

    (vi) no member of the Offeror Group has purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital;

  (vii) no member of the Offeror Group has entered into or varied any contract (including any guarantee), arrangement, transaction or binding commitment (whether in respect of capital expenditure or otherwise), which is of a long-term, unduly onerous or unusual nature or magnitude or which is or would be restrictive of the business of any member of the Offeror Group or which involves or would involve an obligation of such a nature or magnitude and which is other than in the ordinary course of business and which in each case is material in the context of the Offeror Group taken as a whole;

 (viii) except as referred to in this Announcement, neither Offeror nor any of its Subsidiaries has entered into or changed or made any offer (which remains open for acceptance) to enter into or change the terms of any contract (including any service contract) with any of the directors of Offeror which is material in the context of the Offeror Group taken as a whole;

    (ix) no member of the Offeror Group has taken any corporate action or had any legal proceedings instituted against it for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction (in each case in a manner which could reasonably be expected to have a material and adverse effect on the Offeror Group taken as a whole);

    (x) no member of the Offeror Group has been unable or has admitted in writing that it is unable to pay its debts or has stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

    (xi) no member of the Offeror Group has waived or compromised any claim which is material in the context of the Offeror Group, taken as a whole;

  (xii) Offeror has not made any alteration to its Certificate of Incorporation and By-Laws; and

 (xiii) no member of the Offeror Group has entered into any contract, commitment, agreement or arrangement or passed any resolution with respect to, or announced an intention to, or to propose to effect any of the transactions, matters or events referred to in this paragraph 3(g);

(h) the Offeror Shares to be issued pursuant to the Scheme have been approved for trading upon notice of issuance on NASDAQ;

(i)  Offeror has not discovered that, save for Offeree Disclosed Matters:

    (i) any past or present member of the Offeree Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the storage, carriage, disposal, discharge, spillage, leakage or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other disposal, discharge, spillage, leakage or emission which has occurred would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Offeree Group and which is material and adverse in the context of the Offeree Group taken as a whole; or

    (ii) there is or is likely to be any liability (whether contingent or otherwise) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Offeree Group, or in which any such member may now or previously have had or be deemed to have or have had an interest, under any environmental legislation, notice, circular or order of any relevant authority or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto, in any such case to an extent which is material and adverse in the context of the Offeree Group taken as a whole; or

  (iii) circumstances exist whereby a person or class of persons would be likely to have a claim or claims in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out by any past or present member of the Offeree Group which, in any such case, would or could reasonably be expected to be material and adverse in the context of the Offeree Group taken as a whole;

(j)  Offeree has not discovered that, save for Offeror Disclosed Matters:

     (i) any past or present member of the Offeror Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the storage, carriage, disposal, discharge, spillage, leakage or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other disposal, discharge, spillage, leakage or emission which has occurred would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Offeror Group and which is material and adverse in the context of the Offeror Group taken as a whole; or

     (ii) there is or is likely to be any liability (whether contingent or otherwise) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Offeror Group, or in which any such member may now or previously have had or be deemed to have or have had an interest, under any environmental legislation, notice, circular or order of any relevant authority or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto, in any such case to an extent which is material and adverse in the context of the Offeror Group taken as a whole; or

   (iii) circumstances exist whereby a person or class of persons would be likely to have a claim or claims in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out by any past or present member of the Offeror Group which, in any such case, would or could reasonably be expected to be material and adverse in the context of the Offeror Group taken as a whole;

(k) each of Paul Kelly, Jeremy Ingall and Patrick Kleyn having before the Effective Date entered into agreements with Offeree to terminate their existing service agreements with Offeree and having entered into or agreed to enter into new service agreements with Offeror, in each case on terms reflecting the terms agreed with them on or prior to May 29, 2001 and otherwise in the terms agreed from time to time between such persons, Offeror and Offeree, in each case subject to the Scheme becoming effective;

(l) each of Offeror and Michael Fitzgerald, Genelink Holdings Ltd, Radisson Trustees Ltd and Cloverleaf Holdings Limited has executed and delivered on or prior to the Effective Date the new registration rights agreement in the Agreed Terms;

(m) Michael Fitzgerald and his nominee have been appointed as directors to the board of the Offeror;

(n) each of Offeree and Offeror has not breached the terms of and has performed its obligations pursuant to the Transaction Agreement, in any such case in all material respects; and

(o) the engagement letter between Lipe & Co. and Offeree, as amended as of May 27, 2001, remaining in full force and effect, without further amendment.

4. Offeror reserves the right and shall be entitled, in its absolute discretion, to waive all or any of the conditions set out in paragraph 3 above other than conditions (b), (g), (h), (j) and (m) provided that it will waive conditions (c), (d) and (l) only with Offeree's prior written approval and condition (n) only to the extent that it relates to Offeree or the Offeree's Group. Offeree reserves the right and shall be entitled, in its absolute discretion, to waive all or any of the conditions set out in paragraph 3 above other than conditions (a), (e), (f), (i), (k) and (o) provided that it will waive conditions (c) and (d) only with Offeror's prior written approval and condition (n) only to the extent that it relates to Offeror or the Offeror's Group.

5. Offeree and Offeror have agreed, subject as stated in paragraph 6 of Part A of this Appendix, that the Transaction will also be conditional upon and, accordingly, an office copy of the Final Court Order will only be delivered for registration to the Registrar of Companies in England and Wales if (i) clearances have been received, in a form reasonably acceptable to the Directors of Offeree, from the Inland Revenue under section 138 of the Taxation of Chargeable Gains Act 1992 and under section 707 of the Income and Corporation Taxes Act 1988 for transactions involved in the Scheme and
    (ii) the Transaction qualifies as a tax-free reorganization for U.S. federal income tax purposes under Section 368(a) of the Internal Revenue Code, provided that neither Offeree nor Offeror may otherwise assert that the condition under clause (ii) of this paragraph 5 has not been satisfied if such asserting party is in breach of its obligations under Clause 8.15 of the Transaction Agreement; provided, further, that neither Offeree nor Offeror may otherwise assert that the condition under clause (ii) of this paragraph 5 has not been satisfied if Skadden, Arps, Slate, Meagher & Flom LLP provides an opinion to Offeror and Offeree to the effect that the Transaction will qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

6. Offeree reserves the right, in its absolute discretion, to waive the condition set out in paragraph 5(i). Offeror shall have no right to waive the condition set out in paragraph 5(i). Each of Offeror and Offeree reserves the right, in its absolute discretion, to waive the condition set out in paragraph 5(ii) subject as therein provided.

7. The Scheme will not proceed if the proposed Transaction is referred to the Competition Commission before the date of the Court Meeting. In such event, neither Offeror nor any holder of Offeree Shares will be bound by any term of the Scheme.

B.  Other principal terms of the Transaction Agreement

     On May 29, 2001, SEQUENOM and Gemini entered into the Transaction Agreement which provides, amongst other things, as follows:

          (a)  The Merger

               SEQUENOM and Gemini have agreed to use all reasonable endeavours to comply with the agreed timetable for the Merger and (so far as they each may be able) to achieve satisfaction of the Conditions save that neither party is obliged to waive any condition or take any action if the Board of the other party has withdrawn (or modified in a manner adverse to implementation of the Transaction) its approval or recommendation of the transactions contemplated by the Transaction Agreement (whether before or after the Court Meeting or the Extraordinary General Meeting) and provided it has, at such time, paid any amounts due to be paid at that time as described below (together a "Withdrawal and Payment Event");

          (b)  Share Transfer

               SEQUENOM has agreed and undertaken to Gemini that it will acquire at least one Non-voting Deferred Share prior to the Effective Date, and Gemini has agreed to procure that SEQUENOM will become the registered holder of such a Share;

          (c)  Share Exchange

               (i) unless a Withdrawal and Payment Event has occurred, Gemini has agreed to seek the earliest appropriate dates for the relevant Court hearings and, in the event of the requisite resolutions being passed by the requisite majorities, promptly to apply to the Court for, and diligently to seek, its sanction of the Scheme;

               (ii) SEQUENOM will, subject to the Scheme becoming effective, issue Consideration Stock to Gemini Scheme Shareholders on the Record Date on the terms summarised in this Announcement;

             (iii) Gemini and SEQUENOM have agreed subject to the requirements of the U.K. Inland Revenue and the Panel (where applicable) that each option over Gemini Shares granted prior to the Record Date under the terms of the Gemini Share Option Schemes shall (if the Scheme becomes effective) be dealt with in accordance with the proposals to be made to option holders under the Gemini Share Option Schemes as described in this Announcement and that existing warrants to subscribe for Gemini Shares will, if the Scheme becomes effective, be converted by agreement with the warrantholder into warrants to purchase the appropriate number of SEQUENOM Shares, applying the Exchange Proportion;

          (d)  Representations and warranties

               The parties have given certain representations and warranties concerning their status, condition and operations in terms that the parties have determined are appropriate for a transaction of this nature and have agreed to provide confirmation of the continuing satisfaction of these representations and warranties as a condition of completion of the Transaction. Each party has agreed to waive any breach of representation or warranty if so required by the Panel.

          (e)  Undertakings

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

               (i) The parties have given certain undertakings concerning the implementation of the Transaction and their respective obligations during the period prior to and following the Effective Date, the liability for breach of which is identified below as the Maximum Liability;

               (ii) Each party has agreed that during an exclusivity period expiring no later than November 30, 2001, it will not, and it will procure that none of its affiliates, advisers or representatives or those of any member of its Group, will solicit, initiate or knowingly encourage (including by way of furnishing information) or enter into discussions or negotiations regarding any other takeover proposal or non-ordinary course acquisition or disposal of assets;

                    A party may engage in discussions or negotiations with and furnish information despite this commitment if and only to the extent that its Board concludes in good faith after consultation with and based upon the advice of its legal advisers that the failure to take such action would be in breach of the fiduciary duties of the directors or would violate the obligations of the Board under the provisions of the City Code and/or applicable law or regulation or rules of any applicable exchange;

             (iii) Each party has agreed to recommend its shareholders to approve the transactions contemplated by the Transaction Agreement and not withdraw, qualify, amend in an adverse manner such recommendations or approve or recommend or agree to any other takeover proposal (in each case a "Subsequent Determination") unless its Board concludes in good faith after consultation with and based upon the advice of its legal advisers that the failure to take such action would be in breach of the fiduciary duties of the directors or would violate the obligations of the Board under the provisions of the City Code and/or applicable law or regulation or rules of any applicable exchange;

               (iv) if either party breaches the undertaking referred to in sub-
                    paragraph (e)(ii) or (iii), it agrees to pay damages to the other equal to the other's reasonable costs and expenses incurred in investigating and making the Transaction and interest (at two per cent. above the base lending rate of Barclays Bank PLC) on the balance outstanding from time to time. The parties agree that any such amount is a genuine pre-estimate of damages suffered in such an event. The maximum amount so payable cannot exceed the amount referred to in sub-paragraph (e)(iv);

               (iv) if, on or before the expiry of the Exclusivity Period, any announcement is made by any third party of a takeover proposal

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

                    involving either party (which becomes unconditional in all respects or otherwise effective), such party will pay the other a fee of the lesser of U.S. $2.29 million and the largest sum as would not reduce the net assets of Gemini as defined in section 152(2) of the UK Companies Act to a material extent, provided that if Gemini has no net assets (as so defined), no such sum shall be payable (the "Maximum Liability").

          (f)  Termination: Termination Fee

               The Transaction Agreement may be terminated by:

               (i)  mutual written consent of SEQUENOM and Gemini;

               (ii) either SEQUENOM or Gemini, by written notice, if the
                    Effective Date has not occurred on or before November 30, 2001 other than as a result of a material breach of its obligations under the Transaction Agreement;

             (iii) by either party by written notice, if the Board of the other has made a Subsequent Determination;

               (iv) by either party by written notice, if it has made a
                    Subsequent Determination consistent with the permissive provisions of the agreement to do so;

               (v) by either party by written notice, if the shareholders of the other shall reject the resolutions required to give effect to the Transaction;

               (vi) by either party by written notice, if a Condition shall cease to be capable of satisfaction and is not waived by a party permitted to do so , subject in all cases to compliance with the City Code and the requirements of the Panel;

             (vii) by either party if there has been a breach by the other of certain obligations with respect to any of the Conditions in relation to the other party (which is not cured within 15 days of notice being received by the other party), subject in all cases to compliance with the City Code and the requirements of the Panel;

               and if the Transaction Agreement is terminated by either party in the circumstances referred to in sub-paragraphs (f)(iii) or (vii) the other, or if a party terminates in the circumstances referred to in sub-paragraph (f)(iv) it, agrees to pay a termination fee equal to the Maximum Liability after deducting any amount otherwise paid under the Agreement.


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                                  APPENDIX II

Definitions

The following definitions apply throughout this Announcement, unless the context otherwise requires:

"Affiliate"         when used in relation to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified person;

"Affiliate          an agreement between SEQUENOM and any person deemed by
Agreement"          SEQUENOM to be an Affiliate, inter alia, restricting the
                    ability of the Affiliate to deal in SEQUENOM's Shares or Gemini's Shares;

"Agreed Terms"      in relation to any document, such document in the terms
                    agreed between Offeror and Gemini and signed by them or on their behalf for the purposes of identification;

"Board"             the board of directors of Gemini or SEQUENOM, as the case
may be;

"Business Day"      a day (excluding Saturdays or Sundays) on which banks are
                    generally open for business in New York, San Diego and London;

"City Code"         The City Code on Takeovers and Mergers;

"Combined Group"    the SEQUENOM Group as enlarged by the Gemini Group following the Transaction;

"Conditions"        the conditions to the implementation of the Scheme and the
                    Transaction required to be satisfied or waived prior to the Effective Date which are set out in Appendix I;

"Consideration
Stock" the fully paid and non-assessable SEQUENOM Stock to be issued to Scheme Shareholders as consideration under the Scheme;

"Court"             the High Court of Justice in England and Wales;

"Court Meeting"     the meeting of the Scheme Shareholders convened by order of the Court to consider and, if thought fit, approve the Scheme (with or without amendment);

"Depositary"        The Bank of New York;

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

"Effective Date"    the date on which the Scheme becomes effective and
                    references to the "Effective Time" shall mean the time on such date at which the Scheme becomes effective;

"Extraordinary
General Meeting"    the extraordinary general meeting of Gemini Shareholders in connection with the Scheme;

"Exchange Act"      the United States Securities Exchange Act of 1934, as
                    amended;

"Exchange           0.2 of a share of SEQUENOM Stock for each Gemini Share
Proportion"         (representing 0.4 of a share of SEQUENOM Stock for each
                    Gemini ADS);

"Final Court Order" the order of the Court sanctioning the Scheme under section
                    425 of the Companies Act and confirming the cancellation of the share capital involved therein under section 137 of the UK Companies Act;

"Final Hearing"     the Court hearing at which the Final Court Order is made;

"Gemini" or the
"Company"or
"Offeree"           Gemini Genomics PLC;

"Gemini ADSs"       American Depositary Shares of Gemini, each representing two
                    (2) Gemini Shares;

"Gemini Group" or
"Offeree Group"     Gemini and its Subsidiaries;

"Gemini Scheme
Shares" or "Offeree
Scheme Shares"      Gemini Shares in issue on the date of the Scheme
                    together with any further Gemini Shares:

                    (i) in issue 48 hours prior to the time of the Court Meeting; and

                   (ii) issued thereafter and prior to the close of business on the Business Day before the date of the Final Court Order either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed to be bound by the Scheme;

"Gemini Share
Option Schemes"     the Share Option Plan of Offeree, Parts A and B, the Savings
                    Related Share Option Scheme of Offeree, the International

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

                    Executive Share Option Plan of Offeree and any option deeds under which the Offeree has granted options to employees, consultants or others;

"Gemini
Shareholders"       holders of Gemini Shares;

"Gemini Shares" or
"Offeree Shares"    ordinary shares of 5p each in Gemini;

"Gemini Warrants"   the existing warrants to subscribe for 40,000 Gemini Shares and any additional warrants to subscribe for up to a further
                    60,000 Gemini Shares which Gemini may be required to grant to the holder of the existing warrants;

"Meetings"          the Court Meeting and the Extraordinary General Meeting;

"NASDAQ"            the NASDAQ National Market System operated by NASDAQ, Inc.;

"New Gemini Shares" the Gemini Shares to be issued fully paid to SEQUENOM pursuant to the Scheme;

"Non-voting
Deferred Share"     a Gemini share carrying no right to vote or to
                    dividend and a limited entitlement on winding-up, to be created by resolution at the Extraordinary General Meeting and issued fully paid to SEQUENOM immediately prior to the Effective Time;

"Panel"             the Panel on Takeovers and Mergers;

"Proxy Statement"   the proxy statement comprising a letter to SEQUENOM
                    Shareholders, notice of meeting and proxy statement to be distributed to SEQUENOM Shareholders in connection with the issuance of the Consideration Stock by SEQUENOM pursuant to the Scheme;

"Record Date"       close of business on the Business Day immediately preceding the Effective Date;

"Resolutions"       the resolutions to be proposed at the Meetings;

"Scheme" or
"Scheme of
Arrangement"        the scheme of arrangement under section 425 of the UK
                    Companies Act between Gemini and the Scheme Shareholders to be set out in the Explanatory Statement, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Offeror;

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

"Scheme Circular"   the circular to be sent to holders of Gemini Shares in
                    connection with the Scheme prepared pursuant to section 426 of the UK Companies Act;

"SEQUENOM"
or "Offeror"        SEQUENOM, Inc., a Delaware corporation;

"SEQUENOM Group" or
"Offeror Group"     SEQUENOM and its Subsidiaries;

"SEQUENOM Share" or
"Offeror Share"     a share of SEQUENOM Stock;

"SEQUENOM
Shareholders"       holders of SEQUENOM Stock;

"SEQUENOM
Stock Option
Plan"               SEQUENOM 1999 Stock Option Plan;

"SEQUENOM
Special Meeting"
or "Special
Meeting" the meeting of SEQUENOM Shareholders being held in connection with the approval of the increase of authorized Offeror share capital and issuance of the Consideration Stock;

"SEQUENOM Stock" or
"Offeror Stock"     shares of common stock of $0.001 par value each in the
                    capital of SEQUENOM;

"SEQUENOM
 Stockholders
Approval"           the affirmative vote of the holders of a majority of the
                    outstanding SEQUENOM Stock as of the record date for the SEQUENOM Special Meeting for the purpose of approving the issuance of the Consideration Stock;

"Scheme
Shareholders"       holders of the Gemini Scheme Shares;

"SEC"               the United States Securities and Exchange Commission;

"Securities Act"    the United States Securities Act of 1933, as amended;

"SNP"               single nucleotide polymorphism;

"Subsidiary"        a subsidiary as defined in section 736 of the UK Companies
                    Act and "Subsidiaries" shall be construed accordingly;

"Transaction"       the merger of Gemini and SEQUENOM pursuant to the Scheme;

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

"Transaction
Agreement"          the agreement entered into between Gemini and SEQUENOM
                    on the date of this Announcement relating to their respective obligations in connection with the Transaction;

"UK" or
"United Kingdom"    the United Kingdom of Great Britain and Northern Ireland;

"UK Companies Act"  the Companies Act 1985, as amended;

"United States"
or "US" the United States of America, its territories and possessions, any State of the United States of America and the District of Colombia, and all other areas subject to its jurisdiction;

"US GAAP"           United States generally accepted accounting principles;

"wider
Offeree Group"      Gemini and its Subsidiaries, subsidiary undertakings,
                    associated undertakings and any other undertaking in which Gemini and any such undertakings (aggregating their interests) have a substantial interest; and

"wider Offeror
Group" SEQUENOM and any subsidiary undertaking, associated undertaking and any other undertaking in which SEQUENOM and such undertakings (aggregating their interests) have a substantial interest.

For the purpose of this Appendix II, "holding company", "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the UK Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A to the UK Companies Act) and "substantial interest" means a direct or indirect interest in 20% or more of the equity capital of an undertaking.

References to $ are to US dollars.

                                      ###

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

WHERE YOU CAN FIND FOR MORE INFORMATION

     Investors and security holders of Sequenom, Inc. are urged to read the Proxy Statement regarding the proposed merger when it becomes available because it will contain important information about the transaction. The Proxy Statement will be filed with the Securities and Exchange Commission by Sequenom, Inc. Investors and securities holders may obtain a free copy of the Proxy Statement (when it is available) and other documents filed with the Commission at the Commission's web site at http://www.sec.gov. The Proxy Statement and
                                ------------------
these other documents may also be obtained for free from Sequenom, Inc.

  Sequenom, Inc. and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Sequenom, Inc. with respect to the transactions contemplated by the transaction agreement. Information regarding such officers and directors is included in Sequenom, Inc.'s Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2001. This document is available free of charge at the Securities and Exchange Commission web site at

http://www.sec.gov. and from Sequenom, Inc.
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